EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT


                  This Asset Purchase Agreement, including all attached Exhibits and Schedules which are part of this Asset Purchase Agreement (the "Agreement"), is made this 26th day of November, 1997 by and among Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Rose Shanis & Co. and Stephen Corp. (collectively "Rose Shanis"), Norman J. Glick, Susan M. Glick, Personal Representative of the Estate of Stephen J. Glick, Susan M. Glick and Gail Glick, Trustees of the Marital Trust under the Last Will and Testament of Stephen J. Glick, Susan M. Glick and Gail Glick, Trustees of the Bypass Trust under the Last Will and Testament of Stephen J. Glick, Mitzi S. Glick and Eugene Schreiber, Trustees u/a Norman J. Glick dated May 14, 1997, FBO Robert S. Glick, and Mitzi S. Glick and Eugene Schreiber, Trustees u/a Norman J. Glick dated May 14, 1997, FBO Bonnie G. Dubin, and Norman J. Glick and Susan M. Glick, Trustees of the Norman J. Glick Trust Share of the Bernice Shanis Trust, the Stephen J. Glick Trust Share of the Bernice Shanis Trust, the Norman J. Glick Trust Share of the Ely Shanis Trust, and the Stephen J. Glick Trust Share of the Ely Shanis Trust, (Norman J. Glick and Susan M. Glick, Personal Representative of the Estate of Stephen J. Glick, Mitzi S. Glick and Eugene Schreiber, Trustees u/a Norman J. Glick dated May 14, 1997, FBO Robert S. Glick, Mitzi S. Glick and Eugene Schreiber, Trustees u/a Norman J. Glick dated May 14, 1997, FBO Bonnie G. Dubin, Norman J. Glick and Susan M. Glick, Trustees of the Norman J. Glick Trust Share of the Bernice Shanis Trust, the Stephen J. Glick Trust Share of the Bernice Shanis Trust, the Norman J. Glick Trust Share of the Ely Shanis Trust, and the Stephen J. Glick Trust Share of the Ely Shanis Trust, Susan M. Glick and Gail Glick, Trustees of the Marital Trust under the Last Will and Testament of Stephen J. Glick, and Susan M. Glick and Gail Glick, Trustees of the Bypass Trust under the Last Will and Testament of Stephen J. Glick, are sometimes collectively called the "Owners" and the foregoing trusts are sometimes collectively called the "Trusts"), and Mason-Dixon Bancshares, Inc.("Mason-Dixon").

                                    RECITALS

                  Rose Shanis is engaged in the consumer finance and insurance business (the "Business"). Rose Shanis Sons, Inc., is a Maryland corporation owned by Norman J. Glick, Susan M. Glick, Personal Representative of the Estate of Stephen J. Glick, Mitzi S. Glick and Eugene Schreiber, Trustees u/a Norman J. Glick dated May 14, 1997, FBO Robert S. Glick, and Mitzi S. Glick and Eugene Schreiber, Trustees u/a Norman J. Glick dated May 14, 1997, FBO Bonnie G. Dubin. Rose Shanis & Co., Inc., is a Maryland corporation owned by Norman J. Glick and Susan M. Glick, Personal Representative of the Estate of Stephen J. Glick. Stephen Corp. is a Maryland corporation owned by Norman J. Glick and Susan M. Glick, Personal Representative of the Estate of Stephen J. Glick. Rose Shanis & Co. is a Maryland general partnership whose partners are Norman J. Glick and Susan M. Glick, Trustees of the Norman J. Glick Trust Share of the Bernice Shanis Trust, the Stephen J. Glick Trust Share of the Bernice Shanis Trust, the Norman J. Glick Trust Share of the Ely Shanis Trust, and the Stephen J. Glick Trust Share of the Ely Shanis Trust, Norman J. Glick and Susan M. Glick, Personal Representative of the Estate of Stephen J. Glick. Mason-Dixon is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and the owner of all the issued and outstanding stock of Carroll County Bank and Trust Company and Bank of Maryland ("Banks"), Maryland commercial banks. Mason-Dixon shall form a consumer finance subsidiary (the "Consumer Finance Subsidiary") and an insurance agent subsidiary (the "Insurance Agent

Subsidiary") (collectively the "Subsidiaries"). Rose Shanis and the Owners desire to sell and Mason-Dixon desires to acquire, through the Subsidiaries, substantially all of the assets of Rose Shanis on the terms and conditions hereinafter set forth. The individuals named above as trustees under the Trusts and the Personal Representative sign this Agreement solely in their fiduciary capacities and shall have no personal liability hereunder.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                  1.       Purchase of Assets.

                           1.1. On the terms and subject to the  conditions  set
forth in this Agreement, Rose Shanis hereby agrees to sell, transfer and assign to Mason-Dixon and Mason-Dixon hereby agrees to purchase from Rose Shanis all of its assets (the "Assets"), excluding the assets described in Section 1.2. All actions contemplated by this Agreement to consummate this purchase and sale and the assumption of liabilities described in Section 2 are called the "Transactions." The Assets include all the assets set forth on Rose Shanis' internally prepared balance sheet dated September 30, 1997 ("Rose Shanis' Balance Sheet") attached as Exhibit 1.1, as increased or decreased by assets disposed of or acquired in the ordinary course of business since the date of the Rose Shanis' Balance Sheet until Closing, including, but not limited to, the following:

                                    1.1.1. cash and cash equivalents,  including
all  bank  accounts  and  funds  contained   therein  or  represented   thereby,
certificates of deposit, money market accounts, securities, and investments;

                                    1.1.2.  all  assets  of and  related  to the
making and servicing of consumer loans and credit sales, including the consumer loans and credit sales listed on Schedule 1.1.2 ("Loans"), and including collateral, investments, receivables, residuals, contract rights, associated income streams, dealer reserve agreements and accounts, and other assets and rights that represent the Business (the "Consumer Loan Assets");

                                    1.1.3.  all  assets  of and  related  to the
selling and servicing of insurance and other products in connection with the Consumer Loan Assets, including the assets listed on Schedule 1.1.3, including collected premiums, investments, receivables, residuals, contract rights, associated income streams, and other assets and rights that represent the Business;

                                    1.1.4. the complete list of the customers of
the Business ("Customer List"), and all rights to service such customers;

                                    1.1.5.   all   equipment,   furniture,   and
fixtures (the "Equipment"), including all Equipment listed in Schedule 1.1.5, and all office supplies;

                                    1.1.6.  leases of its office premises at the
locations listed in Schedule 1.1.6 (the "Facilities");

                                    1.1.7.  all  other  contracts  and  contract
rights,  including all contracts  and leases of personal  property  described in
Schedule 10.8;



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                                    1.1.8.   all   books,   records,   data  and
information bases pertaining to the Business, and its assets and liabilities, including all tapes, computer diskettes, or other storage media, whether electronic or otherwise, but excluding corporate minute books, tax returns, and files concerning lawsuits against Rose Shanis;

                                    1.1.9. all patents,  copyrights,  trademarks
and trade names (including the name "Rose Shanis" and all variations thereof and all goodwill associated therewith) ("Intellectual Property"), including the Intellectual Property described in Schedule 1.1.9;

                                    1.1.10.  all computer systems,  software and
programs owned by Rose Shanis (the "Computer Systems"), including the Computer Systems described on Schedule 1.1.10;

                                    1.1.11.  all choses in action and rights and
claims against third parties ("Claims"), including the claims listed and described in Schedule 1.1.11;

                           1.2.  Excluded  from  the  Assets  to  be  sold  (the
"Excluded Assets") shall be the assets listed on Schedule 1.2.

                           1.3.  All of the Assets shall be  transferred  to the
Subsidiary designated by Mason-Dixon at Closing free and clear of all liens, security interests, claims, taxes and encumbrances of any nature, except for any transfer or sales tax as a result of the Transactions.

                  2.       Assumption of Liabilities.

                           2.1. On the basis of the representations, warranties,
covenants and agreements and subject to the satisfaction of the conditions set forth in this Agreement, one of the Subsidiaries shall assume and agree to pay, perform, fulfill and discharge in accordance with its terms each of the liabilities of Rose Shanis listed on Schedule 2.1, and those liabilities incurred in the ordinary course of business from September 30, 1997, to the date of Closing (the "Assumed Liabilities").

                           2.2. Rose Shanis and the Owners will make  reasonable
efforts to obtain the consent of the appropriate parties so that the Subsidiaries will be permitted to assume the Assumed Liabilities (except the credit facility identified as Item B on Schedule 2.1) on terms no less favorable than currently exist. Rose Shanis and the Owners will take such action as is necessary to obtain the consent of the Glick and Kahn Family Noteholders listed on Schedule 2.1 to amend their notes as described in Section 7.1.16.

                  3.       Closing.

                           Closing  ("Closing")  shall take place at the offices
of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, 233 East Redwood Street in Baltimore, Maryland at 11:00 o'clock a.m. on January 23, 1998, ("Closing Date") effective as of the close of business on that date, or at such other time and date as the parties may mutually agree.

                  4.       Purchase Price.

                           4.1.  The  Purchase  Price for the  Assets net of the
Assumed Liabilities shall be Sixteen Million Two Hundred and Fifty Thousand Dollars ($16,250,000) plus or minus


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the Adjustment Amount as determined in Section 5.2 (the "Purchase  Price").  The final Purchase Price shall be the Purchase Price less any amounts payable to Mason-Dixon under the Indemnity and Escrow Agreement.

                           4.2. Allocation of Purchase Price. The Purchase Price
shall be allocated by both Rose Shanis and Mason-Dixon among the Assets based on the 1997 Financial Statements (as defined in Section 5.2.2). The next $1,000 of the Purchase Price shall be allocated to the Customer List and then the excess of Purchase Price over net Assets acquired shall be allocated to goodwill.

                  5.       Payment of the Purchase Price.

                           5.1. Payment.  The Purchase Price shall be payable as
follows:

                                    5.1.1. $6,750,000 in cash payable at Closing
by delivery of a certified or bank cashier's check to Rose Shanis or wire transfer to an account designated by Rose Shanis; and

                                    5.1.2. $7,500,000   in   cash,   payable  by
delivery of a certified or bank cashier's check to Escrow Agent (as defined in the Indemnity and Escrow Agreement referred to in Section 7.1.11) or wire transfer to an account designated by Escrow Agent at Closing (the "Indemnity Escrow"); and

                                    5.1.3. $2,000,000   in   cash,   payable  by
delivery of a certified or bank cashier's check to Escrow Agent (as defined in the Escrow Agreement referred to in Section 7.1.17 ) or wire transfer to an account designated by Escrow Agent at Closing (the "Shareholders' Equity Escrow").

                           5.2.     Adjustment Amount.

                                    5.2.1. The Adjustment Amount (which may be a
positive or negative number) will be computed based on the consolidated stockholders' equity and partners' capital of Rose Shanis as of December 31, 1997 determined in accordance with generally accepted accounting principles consistently applied and in a manner consistent with the past practices and policies of Rose Shanis. To the extent liabilities for the following matters are accrued as liabilities on the 1997 Financial Statements (as defined below), so as to reduce stockholders' equity and partners' capital, stockholders' equity and partners' capital shall be increased by the amount of the accruals and the aggregate of these amounts shall be called "Stockholders' Equity": any liability arising from Bay Country Consumer Finance, L.L.C. v. Rose Shanis & Co., Inc. (Circuit Court for Baltimore City Case No. 96305016/CE219424); any liability arising from Ratliff v. Rose Shanis Sons, Inc., (Circuit Court for Anne Arundel County) ; any liability arising from Dixon v. Rose Shanis Sons, Inc. (Circuit Court for Cecil County) ; the obligation to pay the "pay to stay" retention bonuses under the bonus program described in Item 4 of Schedule 10.14.7; the obligation to pay the fees of BT Alex. Brown Incorporated referred to in Section 20; any obligation to pay for the Grabush, Newman & Co., P.A. audit described in
Section 5.2.2; and the obligation to pay William R. Kahn the "special bonus" described in Section 4.3 of his employment agreement with Rose Shanis & Co., Inc., dated June 1, 1993. To the extent Stockholders' Equity is less than $11,712,000, the Purchase Price will be reduced by the same amount, but shall not be reduced below $14,250,000. To the extent


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Stockholders' Equity exceeds $11,900,000,  the Purchase Price shall be increased by the same amount, but shall not be increased to more than $17,250,000.

                                    5.2.2.  Rose  Shanis  will  prepare and Rose
Shanis and Mason-Dixon will cause Grabush, Newman & Co., P.A. ("Grabush"), Rose Shanis' certified public accountants, to audit consolidated financial statements ("1997 Financial Statements") of Rose Shanis as of December 31, 1997, including a computation of consolidated stockholders' equity and partners' capital as of December 31, 1997. Rose Shanis and Mason-Dixon shall jointly engage the services of Grabush and Mason-Dixon shall pay Grabush up to $50,000 for the audit and the Owners shall pay the remainder, if any. The 1997 Financial Statements shall be prepared in accordance with generally accepted accounting principles consistently applied and in a manner consistent with the past practices and policies of Rose Shanis, shall be prepared and audited in accordance with Regulation S-X as promulgated by the Securities Exchange Commission and shall be accompanied by an unqualified opinion of Grabush. Rose Shanis will deliver the 1997 Financial Statements to Mason-Dixon within 60 days after the Closing Date. The 1997 Financial Statements will be used to compute the Adjustment Amount.

                                    5.2.3.  On the 10th  business day  following
the determination of the Adjustment Amount, if the Purchase Price as adjusted is greater than $16,250,000, Mason-Dixon shall notify the Escrow Agent to release the Shareholder's Equity Escrow to Rose Shanis and shall pay the remainder of the Purchase Price (not exceeding $1,000,000) to Rose Shanis, and if the Purchase Price as adjusted is less than $16,250,000, the difference shall be paid to Mason-Dixon from the Shareholders' Equity Escrow. Any payment by Mason-Dixon shall be made in immediately available funds and shall be allocated to goodwill.

                                    5.2.4.  If Rose Shanis  fails to perform its
obligations under Section 5.2.2 in any respect, including, but not limited to, failure to deliver to Mason-Dixon an unqualified opinion of Grabush, Mason-Dixon shall give Rose Shanis notice of such failure and Rose Shanis shall have a reasonable period of time, not exceeding 60 days after such notice is given, to cure such failure and to comply with the requirements of this Agreement. If Rose Shanis fails to cure such failure within such time period, the entire
Shareholders' Equity Escrow shall be paid to Mason-Dixon as the Adjustment Amount, i.e., the Purchase Price shall be $14,250,000.

                  6. Organization of the Subsidiaries. Before Closing, and subject to approval of the Maryland Commissioner of Financial Regulation and the Federal Reserve Board, Mason-Dixon will cause the formation of the Subsidiaries and their adoption of this Agreement. Before Closing, Mason-Dixon will invest in each Subsidiary a sufficient amount of cash to permit the Subsidiary to consummate the Closing.

                  7.       Required Documents.

                           7.1.  Rose  Shanis.  At Closing,  Rose  Shanis  shall
deliver to Mason- Dixon the following items:

                                    7.1.1.  Bill of Sale.  A Bill of Sale of the
assets in the form of Exhibit 7.1.1, duly executed by Rose Shanis.

                                    7.1.2. Contracts,  etc. An assignment of all
contracts, leases and similar rights, substantially in the form of Exhibit 7.1.2, together with any consents or waivers of consent that are required including, but not limited to, the consent of Parnell & Associates and John Parnell & Assoc., Inc. to the assignment of the License and Support Agreements identified on Schedule 10.8., and such additional assignments as are required to evidence the transfer of the Consumer Loan Assets.

                                    7.1.3.  Opinion of  Counsel.  The opinion of
Adelberg, Rudow, Dorf, Hendler & Sameth, LLC, counsel to Rose Shanis, in substantially the form of Exhibit 7.1.3.

                                    7.1.4.  Opinion of  Counsel.  The opinion of
Freishtat & Sandler, counsel to the Estate of Stephen J. Glick, in substantially the form of Exhibit 7.1.4.

                                    7.1.5.  Opinion of  Counsel.  The opinion of
Freishtat & Sandler, counsel to the Stephen J. Glick Marital and Bypass Trusts, in substantially the form of Exhibit 7.1.5.

                                    7.1.6.  Opinion of  Counsel.  The opinion of
Blades & Rosenfeld, P.A., counsel to the Trust FBO Robert S. Glick and the Trust FBO Bonnie G. Dubin, and the opinion of Adelberg, Rudow, Dorf, Hendler & Sameth, LLC, counsel to Norman J. Glick and Susan M. Glick, Trustees of the Norman J. Glick Trust Share of the Bernice Shanis Trust, the Stephen J. Glick Trust Share of the Bernice Shanis Trust, the Norman J. Glick Trust Share of the Ely Shanis Trust, and the Stephen J. Glick Trust Share of the Ely Shanis Trust, in substantially the form of Exhibit 7.1.6.

                                    7.1.7. Corporate Proceedings.  Copies of the
articles of incorporation and bylaws as amended through the Closing Date and minutes of the proceedings of the stockholders and Boards of Directors of each corporate Rose Shanis entity, certified as of the date of Closing by their Presidents, approving the Transactions.

                                    7.1.8.  Partnership Documents. A copy of the
Partnership Agreement of Rose Shanis & Co., as amended through the Closing Date.

                                    7.1.9. Corporate Documents. A Certificate of
Good Standing of each corporate Rose Shanis entity as of a recent date from the State Department of Assessments and Taxation of Maryland ("SDAT").

                                    7.1.10.  Articles of  Transfer.  Articles of
Transfer that conform with the requirements of the Maryland General Corporation Law and are substantially in the form of Exhibit 7.1.10 executed by the Presidents of each corporate Rose Shanis entity.

                                    7.1.11.  Indemnity and Escrow Agreement.  An
Indemnity and Escrow Agreement in the form of Exhibit 7.1.11 executed by Rose Shanis and each of the Owners.

                                    7.1.12. Kahn Agreement.  An agreement in the
form of Exhibit 7.1.12 signed by William R. Kahn ("Kahn") .

                                    7.1.13.   Rose  Shanis  Facilities'  Leases.
Leases satisfactory to Mason-Dixon for the Facilities located at 313 North Howard Street and 1103 Light Street, Baltimore.

                                    7.1.14.    Norman   J.   Glick    Employment
Agreement. An employment agreement in a form satisfactory to Mason-Dixon executed by Norman J. Glick.

                                    7.1.15.  Letters of Administration.  Letters
of Administration appointing Susan M. Glick Personal Representative for the Estate of Stephen J. Glick dated within 30 days of Closing.

                                    7.1.16. Glick and Kahn Family Notes and Note
Amendments. Amendments to each Glick and Kahn Family note identified on Schedule
2.1 which permit the assuming Subsidiary to prepay the note at any time and from time to time without penalty and which provide a maturity date of no earlier than June 30, 1998, a note evidencing each such loan which permits prepayment at any time and from time to time in form satisfactory to Mason-Dixon, provides a maturity date of no earlier than June 30, 1998, and bears interest at the rate set forth in Schedule 2.1 and a statement signed by each noteholder confirming the amount of principal and interest due at Closing.

                                    7.1.17.    Shareholders'    Equity    Escrow
Agreement. A Shareholders' Equity Escrow Agreement in the form of Exhibit 7.1.17 executed by Rose Shanis.

                                    7.1.18.   Other   Documents.    Such   other
documents relating to Rose Shanis as Mason-Dixon reasonably may request.

                           7.2.  Mason-Dixon and the  Subsidiaries.  At Closing,
Mason-Dixon and the Subsidiaries shall deliver to Rose Shanis the following items:

                                    7.2.1.  Opinion of  Counsel.  The opinion of
Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, counsel to Mason-Dixon and the Subsidiaries, in substantially the form attached as Exhibit 7.2.1.

                                    7.2.2. Proceedings. Copies of the minutes of
the proceedings of the Board of Directors of Mason-Dixon and the Member of the Subsidiaries, certified as of the date of Closing by the Secretary or Assistant Secretary of Mason-Dixon and the Secretary or Assistant Secretaries or other authorized parties of the Subsidiaries, approving the Transactions.

                                    7.2.3.    Documents.    A   good    standing
certificate for each of Mason- Dixon and the Subsidiaries as of a recent date from SDAT.

                                    7.2.4.  Assumption Agreement.  An Assumption
Agreement with respect to the Assumed Liabilities in the form of Exhibit 7.2.4 duly executed by the appropriate Subsidiary.

                  8. Conditions of Closing for Mason-Dixon and the Subsidiaries.

                           8.1.  The   obligations   of   Mason-Dixon   and  the
Subsidiaries to close under this Agreement are contingent upon the following:

                                    8.1.1.  All  of  the   representations   and
warranties of Rose Shanis and the Owners contained in this Agreement shall be true and correct in all material respects when made and on the Closing Date as if made on and as of such date (except to the extent they relate to a particular date, in which case they shall remain true and correct as of such date.)

                                    8.1.2.  Neither  Rose  Shanis nor the Owners
shall have breached or materially failed to comply with any of its or their covenants and agreements contained herein in any material respect.

                                    8.1.3.  Rose Shanis shall have  delivered at
Closing all of the documents required to be delivered by it pursuant to Section 7.1, satisfactory in form and substance to counsel to Mason-Dixon.

                                    8.1.4.   There   shall  not  have  been  any
lawsuit, claim, action or other proceeding instituted or threatened by any person or entity affecting the Owners or Rose Shanis or relating to the Assets or Business or in which it was sought to restrain or prohibit, or otherwise challenge the legality of or affect, the Transactions.

                                    8.1.5.   All   corporate   and   partnership
proceedings required to be taken by Rose Shanis in connection with the Transactions have been taken.

                                    8.1.6.  No event  since  December  31,  1996
(including the discovery of any previously unknown fact or circumstance by Rose Shanis or the Owners) shall have occurred which has or could have a material adverse effect on Rose Shanis, the Assets, or the Business, other than the events disclosed on Schedule 10.5.1. Loan charge-offs required or requested by Mason-Dixon which are not also required by Section 3.17 of the Loan Agreement identified in Item B of Schedule 2.1 shall not be included among such events.

                                    8.1.7.  Mason-Dixon  and  Banks  shall  have
received all necessary approvals from the Maryland Commissioner of Financial Regulation, the Board of Governors of the Federal Reserve, and from any other governmental or regulatory body, to the Transactions to be consummated and any waiting periods shall have expired.

                                    8.1.8. The Subsidiaries  shall have received
all necessary licenses from the Maryland Commissioner of Financial Regulation, the Maryland Insurance Commissioner, and any other governmental or regulatory body, to conduct the Business and consummate the Transactions.

                                    8.1.9. The  Subsidiaries  shall have entered
into Facilities' leases which shall contain terms substantially similar to the terms of the Facilities' leases currently in effect, where such leases are currently in effect, and where leases are not currently in effect, such terms shall be satisfactory to Mason-Dixon.

                                    8.1.10.   The  Consumer  Finance  Subsidiary
shall have entered into a credit facility with NationsBank, N.A., or other lender or financing source replacing the credit facility identified in Item B of
Schedule 2.1, on terms substantially similar to the terms described on Schedule 8.1.10.

                                    8.1.11.  The  employment of such Rose Shanis
employees as shall be employed by the Subsidiaries shall have been terminated by Rose Shanis.

                                    8.1.12.  Mason-Dixon  shall have  received a
"Year 2000" certification from Parnell & Associates substantially in the form attached as Schedule 8.1.12.

                  9. Conditions of Closing for Rose Shanis.

                           9.1.  The  obligations  of Rose Shanis to close under
this Agreement are contingent upon the following:

                                    9.1.1.  All  of  the   representations   and
warranties of Mason-Dixon contained in this Agreement shall be true and correct in all material respects when made and on the Closing Date as if made on and as of such date (except to the extent they relate to a particular date, in which case they shall remain true and correct as of such date.)

                                    9.1.2.  Mason-Dixon  shall not have breached
or failed to comply with any of its covenants and agreements contained herein in any material respect.

                                    9.1.3.  Mason-Dixon  shall have delivered at
Closing all payments required at Closing pursuant to Sections 4 and 5 and documents required to be delivered by it pursuant to Section 7.2.

                                    9.1.4.   There   shall  not  have  been  any
lawsuit, claim, action or other proceeding instituted or threatened by any person or entity affecting Mason-Dixon or the Subsidiaries in any manner in which it was sought to restrain or prohibit, or otherwise challenge the legality of or affect, the Transactions.

                                    9.1.5.  All corporate and other  proceedings
required to be taken by Mason-Dixon and the Subsidiaries in connection with the Transactions have been taken.

                                    9.1.6.  Rose Shanis shall have been released
from liability for the bank indebtedness specified in Item B of Schedule 2.1.

                                    9.1.7.  Rose Shanis shall have been released
from liability under the Facilities' leases currently in effect.

                  10. Warranties and Representations of Rose Shanis.

                           Rose Shanis  represents  and warrants to  Mason-Dixon
and the Subsidiaries that:

                           10.1.    Organization.

                                    10.1.1. Each corporate Rose Shanis entity is
a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its Business as is now being conducted.

                                    10.1.2.  Rose  Shanis  &  Co.  is a  general
partnership  which  exists  pursuant to a general  partnership  agreement  dated
January 31, 1942, among Ely Shanis, Bernice Shanis, David Glick and Rose S. Glick which has not been amended. Rose Shanis & Co. has all requisite power and authority to own, lease and operate its Business as is now being conducted. All partners of Rose Shanis & Co. have approved this Agreement as evidenced by their signatures hereto. The partners of Rose Shanis & Co. are the Norman J. Glick Trust Share of the Ely Shanis Trust and the Stephen J. Glick Trust Share of the Ely Shanis Trust, the Norman J. Glick

Trust Share of the Bernice Shanis Trust and the Stephen J. Glick Trust Share of the Bernice Shanis Trust, Norman J. Glick and Susan M. Glick, Personal Representative of the Estate of Stephen J. Glick (the "Partners"). The Partners own their partnership interests in Rose Shanis & Co. free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature.

                                    10.1.3.  Rose  Shanis  is  not  required  to
qualify as a foreign corporation in any jurisdiction.

                                    10.1.4.  Rose Shanis has made  available  to
Mason-Dixon accurate and complete copies of its Articles of Incorporation and Bylaws as currently in effect and its Partnership Agreement as currently in effect and has made available to Mason-Dixon the minute books and stock records of Rose Shanis.

                                    10.1.5.  Rose  Shanis does not own an equity
interest in any corporation, partnership or other entity.

                           10.2.  Authorization.  Rose Shanis has full corporate
and partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the sale of its Business and the other Transactions. The execution and delivery of this Agreement by Rose Shanis and the performance by Rose Shanis of its obligations hereunder have been duly and validly authorized by all necessary corporate or partnership action on the part of Rose Shanis. Norman J. Glick in his individual capacity and the other Owners in their representative capacities have full power and capacity to execute and deliver this Agreement and perform their respective obligations hereunder and to consummate the Transactions. This Agreement has been duly executed and delivered by the Owners and Rose Shanis and constitutes the legal, valid and binding agreement of each, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

                           10.3.  Absence of  Restrictions  and  Conflicts.  The
execution, delivery and performance of this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under,
(i) any term or provision of the Articles of Incorporation, Bylaws or Partnership Agreement of Rose Shanis, (ii) any of Rose Shanis' Contracts described in Section 10.8 except as noted in Schedule 10.8, (iii) any judgment, decree or order of any court or governmental authority or agency to which Rose Shanis is a party or by which Rose Shanis or any of its properties is bound, or
(iv) any statute, law, regulation or rule applicable to Rose Shanis, so as to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Rose Shanis. Except for compliance with the applicable requirements of filing and recording of Articles of Transfer as required by the Maryland General Corporation Law, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Rose Shanis is required in connection with the execution, delivery or performance of this Agreement by Rose Shanis or the consummation of the Transactions by Rose Shanis, the failure of which to obtain would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of Rose Shanis.

                           10.4. Capitalization. The authorized capital stock of
the corporate Rose Shanis entities, the number of shares of capital stock of the corporate Rose Shanis entities issued and outstanding as of the date hereof and the identities of the stockholders are set forth in Schedule 10.4. All of such issued and outstanding shares of capital stock of Rose Shanis are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights; and no such shares have been issued in violation of any federal or state securities law. Except as set forth in this Section 10.4, there are no shares of capital stock of Rose Shanis outstanding, and there are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating Rose Shanis to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of capital stock or other securities of Rose Shanis or obligating Rose Shanis to grant, extend or enter into any such agreement or commitment. No prior offer, issue, redemption, call, purchase, sale, transfer, negotiation or other transaction of any nature with respect to the capital stock or equity interests of Rose Shanis has given or may give rise to any valid claim or action by any person which is enforceable against either Rose Shanis or the Owners. The persons named on Schedule 10.4 are the owners of all of the issued and outstanding shares of Rose Shanis' capital stock free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature.

                           10.5.    Absence of Certain Changes.

                                    10.5.1.  Except as  otherwise  described  in
Schedule 10.5.1, since December 31, 1996, there has not been (i) any material adverse change in the assets, liabilities, business, financial condition, results of operations or prospects of Rose Shanis, (ii) any damage, destruction, loss or casualty to property or assets of Rose Shanis, whether or not covered by insurance, which property or assets are material to the operations or business of Rose Shanis, (iii) any amount declared, set aside or paid in a dividend or any other distribution in cash, stock or property in respect to any shares of Rose Shanis' capital stock or any partnership interest in Rose Shanis, (iv) any redemption or other acquisition by Rose Shanis of any of its capital stock or any split, combination or reclassification of shares of capital stock declared or made by Rose Shanis, or (v) any agreement to do any of the foregoing. From September 30, 1997, through the date hereof, Rose Shanis has made no dividends or distributions to or on behalf of the Owners.

                                    10.5.2.  Except as  otherwise  described  in
Schedule 10.5.2., since December 31, 1996, there have not been (i) any extraordinary losses suffered, (ii) any material assets mortgaged, pledged or made subject to any lien, charge or other encumbrance, (iii) any liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of claims, liabilities and obligations reflected or reserved against in Rose Shanis' Balance Sheet or incurred in the ordinary course of business and consistent with past practice, (v) any guaranteed checks, notes or accounts receivable which have been or should be written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice, (vi) any write down of the value of any asset or investment on the books or records of Rose Shanis, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, (vii) any cancellation of any debts or waiver of any claims or rights, or sale, transfer or other disposition of any properties or assets (real, personal or mixed, tangible or intangible), except, in each such case, in transactions in the ordinary course of business and consistent with past practice, (viii) any transactions entered into other than in the ordinary course of business, (ix) any agreements to do any of the foregoing, or (x) to the best knowledge of Rose Shanis, any other events, developments or conditions of any character that have had or are reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Rose Shanis. In this Agreement, Rose Shanis will be deemed to have "knowledge" of a particular fact or other matter if Norman J. Glick, William R. Kahn, Bonnie Klapaska, Scott Frankle or Joshua Johnson has, or at any time had, actual knowledge of such fact or other matter.

                           10.6. Legal  Proceedings.  Other than as described in
Schedule 10.6, there are no suits, actions, claims, or proceedings pending, or, to the best knowledge of Rose Shanis, threatened against, relating to or involving Rose Shanis, and there are no investigations pending or threatened to the best knowledge of Rose Shanis, before any court, arbitrator or administrative or governmental body, which, if finally determined adversely, are reasonably likely, individually or in the aggregate, to have an adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Rose Shanis. All pending suits, actions, claims, proceedings or investigations relating to or involving Rose Shanis before any court, arbitrator or administrative or governmental body are adequately provided for in Rose Shanis' Balance Sheet. Rose Shanis is not subject to any judgment, decree, injunction, rule or order of any court, and, to the best knowledge of Rose Shanis, Rose Shanis is not subject to any governmental restriction, which is reasonably likely (i) to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Rose Shanis or (ii) to cause a limitation on Mason-Dixon's and the Subsidiaries' ability to operate the business of Rose Shanis after Closing.

                           10.7.   Compliance  with  Law.  Except  as  otherwise
described in Schedule 10.7, Rose Shanis has all authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under all agreements to which it is a party, and Rose Shanis has been and is in compliance with all applicable federal, state and local laws, regulations and administrative orders to which its business and its employment of labor or its use or occupancy of properties or any part are subject, the failure to obtain or the violation of which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of Rose Shanis.

                           10.8. Rose Shanis Contracts. Schedule 10.8 contains a
true and complete list of all contracts of Rose Shanis, including:

                                    10.8.1.   all  bonds,   debentures,   notes,
mortgages, indentures or guarantees to which Rose Shanis is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound;

                                    10.8.2. all leases to which Rose Shanis is a
party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) is bound;

                                    10.8.3.  all loans and credit commitments to
Rose Shanis which are outstanding, together with a brief description of such commitments and the name of each financial institution granting the same;

                                    10.8.4.  all contracts or  agreements  which
limit or restrict Rose Shanis or any of Rose Shanis' officers or employees from engaging in any business in any jurisdiction;

                                    10.8.5.  all  agreements for the purchase of
goods, services, equipment or other assets;

                                    10.8.6.   any   agency,   brokerage,   sales
representative, marketing or other similar contract arrangement; and

                                    10.8.7.  all other  existing  contracts  and
commitments to which Rose Shanis is a party or by which any of its properties or assets may be bound.

                           The contracts  listed in Schedule 10.8  represent all
of the contracts to which Rose Shanis is a party or by which any of its properties or assets may be bound. True and complete copies of all of the contracts have been made available to Mason-Dixon and are valid and enforceable in accordance with their respective terms with respect to Rose Shanis, and are valid and enforceable in accordance with their respective terms with respect to any other party thereto, in each case to the extent material to the Business. Rose Shanis has physical possession of all equipment and other assets in which Rose Shanis is a lessee under a lease. Except for events or occurrences, the consequences of which, individually or in the aggregate, would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Rose Shanis, there is not under Rose Shanis' contracts any existing breach, default or event of default by Rose Shanis, or event that with notice or lapse of time or both would constitute a breach, default or event of default by Rose Shanis.

                           10.9. Tax Returns;  Taxes. Since January 1, 1987, the
corporate Rose Shanis entities have been "small business corporations" and have maintained a valid election to be an "S corporation" under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"). Rose Shanis is not subject to income, franchise, sales or use tax or any other form of taxation in any state other than Maryland. Rose Shanis has duly filed all federal, state, and local tax returns required to be filed by it, all such returns are accurate in all material respects, and Rose Shanis or the Owners have duly paid or made adequate provision for the payment of all taxes (including any interest, penalties and additions to tax) which are due and payable pursuant to such returns or which otherwise are due and payable in any jurisdiction, whether or not in connection with such returns. The liability for taxes reflected in Rose Shanis' financial statements (excluding any portion of any deferred tax liability attributable to timing differences in reporting income or deductions for financial accounting and tax purposes) is sufficient for the payment of all unpaid taxes (including any interest, penalties and additions to tax), whether or not disputed, that are accrued or applicable for the period ended December 31, 1996 and for all years and periods ended prior thereto. No unpaid tax deficiencies have been asserted against Rose Shanis as a result of any examination by the Internal Revenue Service or any other taxing authority. To the best knowledge of Rose Shanis, there are no pending claims asserted for taxes of Rose Shanis or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Rose Shanis for any period. Rose Shanis has made all estimated income tax deposits and all other required tax payments or deposits and has complied for all prior periods in all respects with the tax withholding provisions of all applicable federal, state, local and other laws. All accounting periods and methods used by Rose Shanis for tax reporting purposes are permissible periods and methods under applicable law. Rose Shanis has not been a member of an affiliated group of corporations filing a consolidated federal income tax return. Rose Shanis has made available to Mason-Dixon true, complete and correct copies of its federal income tax returns, state and local income tax returns and sales tax returns for the taxable years ended on December 31 in 1994, 1995 and 1996 and has made available such other tax returns requested by Mason-Dixon.

                           10.10.   Rose Shanis Computer Software and Hardware.

                                    10.10.1.  Schedule  1.1.10 sets forth a true
and complete list of all software used in connection with the business of Rose Shanis (the "Rose Shanis Software.") Rose Shanis owns no software. The Rose Shanis Software consists of: (i) source and object code embodied in magnetic media; and (ii) all development and procedural tools necessary to maintain the Rose Shanis Software, including licenses to use compilers, assemblers, libraries and other aids. Rose Shanis employs individuals who are familiar with the business of Rose Shanis and who are qualified to maintain the Rose Shanis Software and the related computer hardware used by Rose Shanis in its operations (the "Rose Shanis Hardware")

                                    10.10.2. The use of the Rose Shanis Software
does not breach any terms of any license or other contract between Rose Shanis and any third party. Schedule 1.1.10 sets forth a true and complete list of all license agreements in favor of Rose Shanis relating to the Rose Shanis Software (the "Rose Shanis License Agreements"). To the best knowledge of Rose Shanis, Rose Shanis has been granted under the Rose Shanis License Agreements valid and subsisting license rights with respect to all software comprising the Rose Shanis Software. Rose Shanis is in material compliance in all respects with each of the terms and conditions of each of the Rose Shanis License Agreements.

                                    10.10.3.  To  the  best  knowledge  of  Rose
Shanis, the Rose Shanis Software does not infringe any United States patent, copyright, trade secret or other intellectual property right of any third party.

                                    10.10.4.  Rose Shanis has not granted rights
in the Rose Shanis Software to any third party.

                                    10.10.5.  Rose Shanis believes that the Rose
Shanis Software and the Rose Shanis Hardware are adequate in all material respects with the other assets of Rose Shanis to run the Business. Schedule
1.1.10 contains a summary description of any material problems experienced by Rose Shanis in the past twelve (12) months with respect to the Rose Shanis Software or the Rose Shanis Hardware which resulted, or reasonably could be expected to result, in any disruption of the Business.

                           10.11.  Transactions  with Affiliates.  Other than as
specified on Schedule 10.11, no stockholder, officer or director of Rose Shanis, or any person with whom any such stockholder, officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or quotation system or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons), has any interest in: (i) any contract, arrangement or understanding with, or relating to, the Business; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of Rose Shanis; or (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the Business.

                           10.12.  Insurance.  Schedule 10.12 contains a list of
all insurance policies of Rose Shanis (the "Insurance Policies"), setting forth the name of the insurer, a description of the policy, the amount of coverage, the amount of the premium and the expiration date of the policy. Rose Shanis has delivered to Mason-Dixon true and correct copies of all Insurance Policies. Rose Shanis is not in breach of or in default under the provisions of any of the Insurance Policies, and the Insurance Policies are not subject to any existing, or, to the best knowledge of Rose Shanis, threatened, notice of violation, cancellation or material premium increase. The insurance premiums paid by Rose Shanis on such Insurance Policies are substantially the same as the insurance premiums customarily charged to and paid by other similar businesses in the State of Maryland.

                           10.13.   ERISA and Benefit Plans.

                                    10.13.1.  For  purposes  of this  Agreement,
"Employees" shall be defined as all of the employees employed by Rose Shanis as of the date hereof and all of the employees employed by Rose Shanis as of the Closing, and "Former Employees" shall be defined as all employees formerly employed by Rose Shanis as of the date hereof and/or as of the Closing.

                                    10.13.2.  Except  as set  forth on  Schedule
10.13.2, neither Rose Shanis nor any of its Affiliates sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, (1) any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (2) any other plan, contract or arrangement which provides to any Employee or Former Employee any other compensation or benefits (collectively, the "Benefit Plans").

                                    10.13.3.    As   used   herein,   the   term
"Affiliate" means a member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group with Rose Shanis, under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code").

                                    10.13.4.  With respect to each Benefit Plan,
Rose Shanis has delivered to Mason-Dixon true, correct and complete copies, including amendments, of the following (to the extent applicable): (i) the current Plan document or other writing and all prior versions thereof, (ii) the current and all prior Summary Plan Descriptions (including summaries of material modifications thereto) (iii) the two most recently filed Form 5500s including all schedules and attachments (iv) the two most recent determination letters issued by the IRS, (v) the two most recent actuarial valuations and/or allocation reports, and (vi) any current or prior employee handbooks or policy manuals which refer to such Plan.

                                    10.13.5.  All Benefit Plans are currently in
full force and effect, and comply with all applicable agreements, arrangements and understandings between Rose Shanis and their Employees and Former Employees. All contributions, premiums and other payments due in respect of each Benefit Plan have been paid. Rose Shanis is in compliance with the requirements of each Benefit Plan, and no condition presently exists which, with the passage of time, would cause any Benefit Plan to be in non-compliance with any applicable law, regulation or order, or would cause Rose Shanis to be in non-compliance with any provisions of any Benefit Plan.

                                    10.13.6.  Rose  Shanis  has  no  present  or
contingent obligation or liability with respect to any Benefit Plan, including any employee benefit plan previously maintained by Rose Shanis or any Affiliate. Rose Shanis is not required to offer, contribute to, or maintain any employee benefit plan other than the Benefit Plans either at the present time or in the future.

                                    10.13.7.  With respect to each Benefit Plan:
no prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) has occurred; each Benefit Plan is and at all times has been in conformity with the Code, ERISA and all other applicable laws; all persons and/or entities having any fiduciary responsibility are in compliance with the applicable provisions of ERISA; there has not been a breach of any fiduciary duty; there are no pending ruling requests or appeals (either formal or informal), investigations, or audits by or before any Governmental Agency; there have been no audits or investigations of any Benefit Plan by any governmental agency except as set forth on Schedule 10.13.2; there is no dispute, claim, demand, suit, proceeding or cause of action pending, threatened or anticipated with respect to any Benefit Plan, and there is no liability except for reasonable and customary administrative expenses and benefits payable pursuant to the terms of each Benefit Plan. Each Retirement Plan that is or was intended to constitute a qualified plan under Section 401(a) of the Internal Revenue Code is, and has at all times been, qualified, in form and operation, under Section 401(a) of the Internal Revenue Code and is the subject of a favorable determination letter from the IRS. No Benefit Plan is or was a "multiple employer welfare arrangement" (within the meaning of ERISA Section 3(40)), nor has Rose Shanis or any Affiliate ever maintained, sponsored or been required to make contributions to any such arrangement.

                                    10.13.8.  With  respect to any Benefit  Plan
which is unfunded, Rose Shanis has adequately provided for, and its financial statements accurately reflect (in accordance with GAAP consistently applied), the amount of all accrued benefits under such Plan, and such accrued benefits were computed based on actuarial methods, tables and assumptions, each of which is itself reasonable.

                                    10.13.9.  If and to the  extent  Mason-Dixon
assumes sponsorship of any Benefit Plan after Closing, there are no restrictions on Mason-Dixon's right to terminate or decrease prospectively the level of benefits under any Benefit Plan after the Closing Date without liability to any Employee or Former Employee of Rose Shanis or any Affiliates.

                                    10.13.10.  The Transactions will not (either
alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan, individual agreement or other arrangements that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any Employee or Former Employee, or present or former officer or director of Rose Shanis.

                                    10.13.11.  With  respect to any Benefit Plan
that is funded wholly or partially through an insurance policy, or if Rose Shanis is the beneficiary of an insurance policy with respect to the liabilities or expenses of a Benefit Plan, there will be no liability of Rose Shanis or any Affiliate as of the Closing under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual contingent liability arising wholly or partially out of events occurring prior to the Closing. The consummation of the Transactions will not cause a revocation or material modification of any such insurance policy, and all such policies can be assumed by Mason-Dixon at its option. Schedule 10.13.11 includes all insurance policies described in this subsection.

                                    10.13.12.  Each "group  health plan" (within
the meaning of Section 607(1) of ERISA) maintained by Rose Shanis and its Affiliates has been administered in compliance with all applicable requirements of Sections 601-608 of ERISA and Section 4980B of the Code ("COBRA"). A list of all persons who, as of Closing, (1) are eligible to elect to continue their group health plan coverage under COBRA, or (2) have elected to continue their group health plan coverage under COBRA and whose maximum required period of continuation coverage has not yet expired, is attached as Schedule 10.13.12. The list specifies the date such coverage or eligibility to elect coverage began for each person and the date the maximum required period of coverage for such person will end. No Benefit Plan provides health, medical, life insurance or similar benefits to retirees or other former employees of Rose Shanis or their beneficiaries (except to the extent required under COBRA).

                           10.14.   Employee Matters.

                                    10.14.1.   None   of   the   Employees   are
represented by a labor organization, no petition for representation has been filed with the National Labor Relations Board with respect to the Employees, and Rose Shanis is not aware of any union organizational activity with respect to the Employees.

                                    10.14.2. Rose Shanis has fully complied with
all applicable equal employment opportunity laws, wage and hour laws, occupational safety and health laws, immigration laws, plant closing laws, and all other federal, state or local laws (including common law) relating to employment, except for immaterial violations which can be cured at no material cost or expense to Rose Shanis and/or Mason-Dixon or the Subsidiaries and, with or without being cured, will not prevent Rose Shanis and/or Mason-Dixon or the Subsidiaries from fully continuing the Business. Rose Shanis has provided to Mason-Dixon a full explanation of all claims, investigations, charges, and employment-related suits or controversies which have occurred since January 1, 1990 or which are presently pending or threatened under any employment-related federal, state, or local law (including common law). Rose Shanis has satisfied and performed fully all judgments, decrees, conciliation agreements, or settlement agreements by which it is bound or to which it is subject concerning employment-related matters, and has provided to Mason-Dixon a copy of all such judgments, decrees, or agreements.

                                    10.14.3.  Rose Shanis has not adopted and is
not subject to any obligations under any affirmative action plan or similar programs or arrangements.

                                    10.14.4. Rose  Shanis  has  provided  Mason-
Dixon with a copy of all employee handbooks, manuals, and written policies and a description of all employment policies.

                                    10.14.5.  Except as  described  on  Schedule
10.14.5, Rose Shanis has not entered into any employment or consulting agreement or become obligated under any other document, policy or practice which gives to any person a right to employment or compensation after the date of Closing; all Employees can be terminated at will; and Rose Shanis has no contractual obligation nor any termination or severance arrangement with respect to any Employee or Former Employee.

                                    10.14.6.  Rose Shanis has paid all wages and
benefits  due  and  payable  (including  all  required  taxes,  insurance,   and
withholding thereon) through the date hereof.

                                    10.14.7.  Schedule 10.14.7 is a complete and
accurate list of each of the Employees as of September 30, 1997, and includes:

                                            10.14.7.1.   the   amounts   of  all
accrued leave (including vacation and sick leave), accrued severance entitlement, and accrued bonuses due to the Employees and Former Employees as of the date hereof and such amounts expected to be accrued as of the Closing Date;

                                            10.14.7.2.  such  Employee's date of
hire, position, present salary, amounts and dates of salary increases and bonuses since December 31, 1996, amounts and dates of any future salary increases or bonus of which Rose Shanis has made a commitment prior to the date hereof, and announced termination date (if any); and

                                            10.14.7.3.  each lending,  insurance
and other license currently in effect for such Employee and its expiration date.

                                    10.14.8.    Rose    Shanis   has    provided
Mason-Dixon with access to the personnel files and employment records of all Employees and Former Employees.

                                    10.14.9.     Each     Employee    has    all
authorizations and licenses from all governmental bodies necessary to carry on his or her job at Rose Shanis.

                           10.15.  Financial  Statements.  The audited Financial
Statements of Rose Shanis as of, and for the years ended, December 31, 1994, 1995 and 1996 delivered to Mason-Dixon present fairly, in all material respects, the financial condition of Rose Shanis, and the results of its operations, as of such dates and for such years, and have been prepared in accordance with generally accepted accounting principles consistently applied and in a manner consistent with the past practices and policies of Rose Shanis. Rose Shanis has also delivered to Mason-Dixon interim financial statements prepared internally by Rose Shanis as of and for the period ending September 30, 1997, which present fairly in all material respects the financial condition and results of operation of Rose Shanis as of and for the period ending September 30, 1997. The reserve for possible loan losses at September 30, 1997 has been adjusted for chargeoff and recovery activity and includes additions for provisions for loan losses charged to Rose Shanis' earnings through September 30, 1997. An annual review of the adequacy of the reserve for possible loan losses by Rose Shanis' external audit firm has not been performed at the interim statement date.

                           10.16.  Accounts Receivable (Excluding Loans). Except
as shown on Schedule 10.16, all Accounts Receivable (Excluding Loans) of Rose Shanis which are reflected on Rose Shanis' Balance Sheet (i) are valid and existing, (ii) represent monies due for goods sold and delivered or services rendered in the ordinary course of business, (iii) are not subject to any refunds or adjustments or any defenses, rights of set-off, assignment, restrictions, security interests or other encumbrances, (iv) are current, and
(v) Rose Shanis is not aware of any dispute regarding the collectibility of any such accounts receivable.

                           10.17.   Loans.

                                    10.17.1.  As of  September  30,  1997,  Rose
Shanis holds not less than an aggregate principal balance of $47,000,000 million of Loans. Rose Shanis is the sole owner of each Loan and has the right to assign and transfer the Loan to Mason-Dixon. Rose Shanis has not sold, assigned or otherwise transferred any right or interest in or to the Loans to any other person or entity and has not pledged the Loans as collateral for any loan or obligation of Rose Shanis.

                                    10.17.2.  Except as  described  on  Schedule
1.1.2, each Loan is genuine and each is the legal and binding obligation of the borrower or buyer ("borrower") as described therein, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws and general principles of equity affecting the rights of creditors generally. Each Loan was validly executed by the borrower named therein. None of the Loans or guaranties, mortgages, security agreements or other documents are forged, contain false information, or have affixed any unauthorized signature or have been entered into by persons without the required legal capacity.

                                    10.17.3.  Except as  described  on  Schedule
1.1.2, Rose Shanis has complied with any and all requirements of any federal, state or local law, rule, regulation and administrative requirements applicable to the making, holding, servicing and collecting of the Loans, including, without limitation, disclosure and licensing laws. Except as specified on
Schedule 1.1.2, each Loan complies with applicable state and federal laws, regulations, rules and other administrative requirements, including, without limitation, the Federal Fair Credit Reporting Act and Regulations, the federal Truth-in-Lending Act and Regulation Z, the federal Equal Credit Opportunity Act and Regulation B, the federal Real Estate Settlement Procedures Act and Regulations, the Federal Trade Commission Act , the federal Debt Collection Practices Act, the federal Home Mortgage Disclosure Act, the Maryland Consumer Protection Act, and Maryland credit and usury laws and regulations. All disclosures required by law, federal, state or local, were properly made by Rose Shanis or the original creditor prior to the closing of each Loan.

                                    10.17.4. The proceeds of each Loan have been
fully disbursed.

                                    10.17.5.  Each Loan  originated  by  another
individual or entity or in which another individual or entity is named as the original creditor has been duly transferred and assigned to Rose Shanis by the person or entity owning the entire beneficial interest of the creditor thereunder pursuant to a valid assignment executed by an authorized signatory transferring to Rose Shanis the entire right, title and interest of the creditor under such Loan.

                                    10.17.6.  Except as  specified  on  Schedule
1.1.2, there is no agreement with any borrower regarding any variation of the interest rate and schedule of payment (except as described in the Loan note) or other terms and conditions of the Loan, no borrower has been released from liability on the Loan, and no property has been released from any mortgage or security agreement. If the Loan is a variable rate loan, Rose Shanis represents and warrants that all applicable notices required by law or regulation have been provided to the borrower and that the right to future changes in the interest rate and payment schedule has not been waived by Rose Shanis or any previous holder of the Loan.

                                    10.17.7.  Except as  specified  on  Schedule
1.1.2, Rose Shanis has a valid and enforceable security interest in each item of collateral which secures a Loan. Except when non-filing insurance has been sold in connection with the Loan, Rose Shanis has a perfected security interest in each item of collateral which secures each Loan.

                           10.18. Title to Properties and Related Matters.  Rose
Shanis has good and marketable title to or valid leasehold interests in its properties reflected in Rose Shanis' Balance Sheet or acquired after the date thereof (other than properties sold or otherwise disposed of in the ordinary course of business), and all of such properties are held free and clear of all title defects, liens, encumbrances and restrictions, except, with respect to all such properties, (a) mortgages and liens securing debt reflected as liabilities on Rose Shanis' Balance Sheet and (b)(i) liens for current taxes and assessments not in default, (ii) mechanics', carriers', workmen's, repairmen's, statutory or capital law liens which have arisen in the ordinary course of business and which are either not delinquent or being contested in good faith, and (iii) rights of way, building or use restrictions, easements, exceptions, variances, reservations and other similar matters or limitations, if any, which do not have a material adverse effect on the use of the property affected.

                           10.19.  Environmental  Matters. The Facilities are in
substantial compliance with all environmental laws and pending, promulgated or proposed regulations, and Rose Shanis has not received notice of any claim or obligation asserted against Rose Shanis under any environmental law or regulation.

                           10.20.  Proprietary  Rights.  Rose Shanis owns all of
the Intellectual Property. All of Rose Shanis' rights in and to the Intellectual Property are valid and enforceable. Rose Shanis has not licensed, leased or otherwise assigned, transferred or granted any right to use any of its Intellectual Property to any other person or entity, and, to the best knowledge of Rose Shanis, no person or entity is infringing upon the Intellectual Property. Rose Shanis is not infringing upon or in violation of any patent, trademark, trade name, service mark, copyright or registration of any other person or entity.

                           10.21. Relationship with Dealers, Suppliers, Vendors.
Rose Shanis is not aware of any occurrence which, with or without the giving of notice or the lapse of time or both, would constitute a default under any agreement or arrangement with any of its dealers and banks which would adversely affect Rose Shanis' relationship with any such party. Since January 1, 1997, Rose Shanis has not suffered the loss of any supplier(s), dealer(s), vendor(s), customer(s) or bank(s) which has had or may have a material adverse effect on Rose Shanis' financial condition, results of operation, business or prospects.

                           10.22.  Corporate Name. The use by Rose Shanis of the
name "Rose Shanis" and all variations does not infringe upon the rights of any third party and Rose Shanis has not granted any third party any right to use such name or any variation.

                           10.23. Full Disclosure.  This Agreement together with
all other agreements and documents executed by the parties in connection with the Transactions does not contain any untrue statement of a material fact by Rose Shanis or omit to state any material fact necessary to make the statements contained herein not misleading. Rose Shanis has provided Mason-Dixon access to all relevant documents, materials and information relative to its Business and Rose Shanis has not withheld any documents, materials or information material to the conditions and operations of its Business. There is no fact known to Rose Shanis which is not disclosed in this Agreement together with all other agreements and documents executed by the parties in connection with the Transactions which materially and adversely affects the accuracy of the representations and warranties contained in this Agreement or Rose Shanis' financial condition, operations, business, earnings, assets, or liabilities.

                  11.      Mason-Dixon's Warranties and Representations.

                           Mason-Dixon  represents  and  warrants to Rose Shanis
that:

                           11.1. Mason-Dixon is a corporation duly organized and
validly existing in good standing under the laws of the State of Maryland, and has the corporate power and authority necessary to own and operate its properties and carry on its business as now being conducted by it.

                           11.2.  Mason-Dixon  has full power and  authority  to
enter into this Agreement, to consummate the Transactions and to take all other actions required to be taken by it. The execution, delivery and performance of this Agreement have been duly and properly authorized by its Board of Directors. The execution and performance of this Agreement by it does not constitute a violation or breach of its Articles of Incorporation or Bylaws. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

                           11.3. The execution, delivery and performance of this
Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of its Articles of Incorporation or Bylaws, (ii) any judgment, decree or order of any court or governmental authority or agency to which Mason-Dixon is a party or by which Mason-Dixon or any of its properties is bound, or (iii) any statute, law, regulation or rule applicable to Mason-Dixon, so as to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Mason-Dixon.

                           11.4.  There is no  litigation,  claim,  arbitration,
proceedings, or governmental investigation pending challenging its right to perform under this Agreement to which it is a party, or to its knowledge, threatened against it.

                           11.5.  On the Closing  Date,  Mason-Dixon  shall have
financial capacity to consummate the Transactions and pay the Purchase Price.

                           11.6. On the Closing Date, the Subsidiaries  shall be
limited liability companies duly organized and validly existing in good standing under the laws of the State of Maryland, and have the power and authority necessary to own and operate their properties and carry on their businesses.

                           11.7. On the Closing  Date,  the  Subsidiaries  shall
have full power and authority to consummate the Transactions and to take all other actions required to be taken by them under this Agreement. Consummation of the Transactions shall not constitute a violation or breach of their organizational documents. The Assumption Agreements shall constitute their valid and legally binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

                  12.      Covenants of the Owners.

                           The Owners  hereby  covenant  and agree to vote their
stock in Rose Shanis in favor of the execution of this Agreement by Rose Shanis and of the Transactions and shall take such other actions as may be necessary or appropriate to implement the provisions of this Agreement and the Transactions, including, but not limited to, using their best efforts to obtain the Kahn Agreement referred to in Section 7.1.12.

                  13.      Covenants of Rose Shanis.

                           Rose Shanis hereby covenants and agrees as follows:

                           13.1.  In the  period  between  the date  hereof  and
Closing, Rose Shanis shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use its best efforts to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, dealers, suppliers and others having business dealings with it to the end that its goodwill and on-going business shall be unimpaired at Closing. Rose Shanis shall use its best efforts to maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; comply in all material respects with all applicable laws, ordinances and regulations of governmental authorities; maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound.

                           13.2.  In the  period  between  the date  hereof  and
Closing, Rose Shanis shall not and shall not propose to sell or pledge or agree to sell or pledge any capital stock owned by it; amend its partnership agreement, articles or certificate of incorporation or bylaws; split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock; declare, set aside or pay any dividend or other distribution payable in cash, stock or property; or directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock.

                           13.3.  In the  period  between  the date  hereof  and
Closing, Rose Shanis shall not issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, any indebtedness (other than pursuant to existing lines of credit, and renewals and extensions thereof, for use in the ordinary course of business, and consistent with past practices) or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock; acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business, provided, however, Rose Shanis may sell its 4 automobiles for the higher of the average trade-in (wholesale) value in the October 1997 Edition of the NADA Used Car Guidebook or the current book value; incur additional indebtedness or encumber or grant a security interest in any asset, with the exception of indebtedness and security described in Item B of Schedule 2.1 or enter into any other material transaction other than in each case in the ordinary course of business; acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business; or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

                           13.4.  In the  period  between  the date  hereof  and
Closing, without the prior written consent of Mason-Dixon, Rose Shanis shall not adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee; pay any benefit not required under any existing plan or arrangement; grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder); take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan; or adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing. Consent of Mason-Dixon is granted to the following: Christmas bonuses as provided on Schedule 13.4; profit sharing plan contributions consistent with past practices; and VIP employee incentive payments as provided on Schedule 13.4. Following Closing, Rose Shanis will comply with the provisions of Section 14.5.1 regarding the Rose Shanis and Company, Inc. Profit Sharing Plan and Trust.

                           13.5.  In the  period  between  the date  hereof  and
Closing, the Owners shall not sell or pledge or agree to sell or pledge any capital stock or interest in Rose Shanis.

                           13.6.  In the  period  between  the date  hereof  and
Closing, Rose Shanis shall not make any investments in non-investment grade securities exceeding $5,000 or sell, at a loss of greater than $5,000, any debt securities held for investment purposes.

                           13.7.   Without   the  prior   written   consent   of
Mason-Dixon, in the period between the date hereof and Closing, Rose Shanis shall not sell or otherwise dispose of any Loans.

                           13.8.  Rose  Shanis  will  cooperate  with  and  make
available to Mason-Dixon all of its books and records and access to its premises, employees, attorneys and accountants at reasonable times and upon reasonable notice.

                           13.9.  In the  period  between  the date  hereof  and
Closing, Rose Shanis will use its best efforts to obtain all required consents to assignments or written waivers of the provisions of any contract requiring the consent of third parties.

                           13.10.  During  the  period  from  the  date  of this
Agreement to the Closing Date, an individual designated by Mason-Dixon shall have the right to attend all meetings of the boards of directors or Partners of Rose Shanis in a nonvoting observer capacity, to receive notice of such meetings and to receive the information provided by Rose Shanis to its boards of directors and Partners. Rose Shanis shall consult with Mason-Dixon regarding the Business on a regular basis.

                           13.11. At or immediately  following the Closing, Rose
Shanis will execute and file all appropriate documents to be filed pursuant to the laws of Maryland which are necessary to implement the Transactions, including Articles of Transfer and Articles of Amendment changing its name to a name which does not include the name "Rose Shanis" or any variation, in form and substance satisfactory to counsel to Mason-Dixon.

                           13.12.  Rose  Shanis and the Owners  will not use and
will keep and maintain the confidentiality of all confidential information concerning Mason-Dixon disclosed to Rose Shanis or the Owners prior to Closing, except to their directors, officers and employees, to their attorneys and accountants, and to others to the extent necessary in connection with the Transactions. If this Agreement does not close for any reason, Rose Shanis and the Owners shall promptly return to Mason-Dixon all written and computer documents, materials and discs in their possession dealing with Mason-Dixon, and shall retain no copies.

               14. Covenants of Mason-Dixon and the Subsidiaries.

                           Mason-Dixon and the Subsidiaries  hereby covenant and
agree as follows:

                           14.1.  Mason-Dixon  agrees not to use and to keep and
maintain and to cause the Subsidiaries not to use and to keep and maintain the confidentiality of all confidential information concerning Rose Shanis disclosed to Mason-Dixon or the Subsidiaries prior to Closing, except to its directors, officers and employees, to its attorneys and accountants, and to others to the extent necessary in connection with the Transactions. If this Agreement does not close for any reason, Mason-Dixon shall promptly return and shall cause the Subsidiaries to promptly return to Rose Shanis all written and computer documents, materials and discs in its possession dealing with Rose Shanis, the Assets or the Business, and shall retain no copies.

                           14.2. At or  immediately  following the Closing,  the
Subsidiaries will execute and file all appropriate documents to be filed pursuant to the corporate laws of Maryland which are necessary to implement the Transactions, including Articles of Transfer.

                           14.3.  Mason-Dixon  and the  Subsidiaries  shall take
such actions as may be necessary or appropriate to implement the provisions of this Agreement and the Transactions, including, but not limited to, using their best efforts to have the Consumer Finance Subsidiary enter into a credit facility replacing the credit facility identified in Item B of Schedule 2.1 on terms substantially similar to the terms described in Schedule 8.1.10. The assumption of liabilities contained in Section 2 is deemed to be a covenant hereunder.

                           14.4.  Mason-Dixon guarantees to Rose Shanis the full
and timely payment and performance of all obligations to be performed by the Subsidiaries hereunder.

                           14.5.  Following  Closing,  and  in  accordance  with
Sections 14.5.1 and 14.5.2 below, Mason-Dixon or the Subsidiaries will provide employee benefits to employees hired from Rose Shanis in accordance with Section 15, with the exception of Charles D. Stickline, which are comparable to the benefits provided to those employees by Rose Shanis immediately before Closing. The Subsidiaries shall recognize the past service of the Employees with Rose Shanis to determine the waiting period or eligibility period for benefits under the benefit plans of the Subsidiaries, however, the value of the benefits to be offered the Employees by the Subsidiaries shall be determined solely by the Subsidiaries. Notwithstanding this Section 14.5, nothing in this Agreement restricts the right of Mason-Dixon or the Subsidiaries to amend any employee benefit plan for such employees in any manner Mason-Dixon or the Subsidiaries deem appropriate.

                                    14.5.1.  Neither  Mason-Dixon nor any of the
Subsidiaries will assume sponsorship of the Rose Shanis and Company, Inc. Profit Sharing Plan and Trust ("Profit Sharing Plan"). Rose Shanis will remain sponsor of the Profit Sharing Plan. Rose Shanis will at its own expense terminate the Profit Sharing Plan after Closing. When making distributions in connection with the termination, Rose Shanis will cooperate with Mason-Dixon to make available to participants a direct rollover of distributions to a tax qualified retirement plan maintained by Mason-Dixon or one of the Subsidiaries. For employees hired from Rose Shanis in accordance with Section 15, any tax qualified retirement plan maintained by Mason-Dixon or one of the Subsidiaries which covers such employees will recognize all service those employees had with Rose Shanis that was recognized under the Profit Sharing Plan immediately before Closing.

                                    14.5.2. Mason-Dixon or the Subsidiaries will
make best efforts to assume and continue the insurance policies for any health, dental, life and disability insurance coverages listed on Schedule 10.13.2 with respect to employees hired from Rose Shanis. In lieu thereof, Mason-Dixon or the Subsidiaries may cover employees hired from Rose Shanis under other insurance policies or funding arrangements that cover other employees of Mason-Dixon (or its subsidiaries).

                  15.      Employees of Rose Shanis.

                           Except  as  provided  in  this   Agreement,   neither
Mason-Dixon nor the Subsidiaries shall be obligated to hire any Employee or shall be responsible for any obligation of Rose Shanis to its Employees. The Subsidiaries covenant and agree to offer employment to substantially all of the Employees.

                  16.      No Solicitation.

                           Prior to Closing or  termination  of this  Agreement,
the Owners and Rose Shanis (through any of their officers, directors, employees or agents) agree not to, directly or indirectly, without Mason-Dixon's consent, solicit, encourage (including furnishing any information to any third person or entity), respond to, negotiate or assist in any manner any other offer, bid, or proposal involving the sale of any shares of stock of Rose Shanis or any of its assets other than in the ordinary course of business.

                  17.      Publicity.

                           Rose Shanis and the Owners shall not disseminate,  or
cause any dissemination of, any press releases or other publicity concerning the sale of the Business. Mason-Dixon may disseminate any press releases and other publicity concerning the sale of the Business as required by applicable law, and with the approval of Norman J. Glick, which approval shall not be unreasonably withheld. Mason-Dixon may make any public filing concerning the sale of the Business as required by applicable law.

                  18.      Termination.

                           18.1.  Termination  Events.  This  Agreement  may, by
notice given prior to or at the Closing, be terminated:

                                    (a) by either  Mason-Dixon or Rose Shanis if
a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived or cured within a reasonable period of time not to exceed 60 days;

                                    (b)  (i)  by   Mason-Dixon  if  any  of  the
conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Mason-Dixon to comply with its obligations under this Agreement) and Mason-Dixon has not waived such condition on or before the Closing Date; or
(ii) by Rose Shanis, if any of the conditions in Section 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Rose Shanis to comply with their obligations under this Agreement) and Rose Shanis has not waived such condition on or before the Closing Date;

                                    (c) by mutual  consent  of  Mason-Dixon  and
Rose Shanis; or

                                    (d) by either  Mason-Dixon or Rose Shanis if
the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before 60 days after the scheduled Closing, or such later date as the parties may agree upon.

                           18.2.  Effect of  Termination.  For  purposes of this
Section, a "breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any document delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any material inaccuracy in or material breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or any claim (by any person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision. The exclusive effect of either party's termination under
Section  18.1 shall be limited to the  remedies,  if any,  set forth below or in
Section 19, as applicable:

                                    (a) If Mason-Dixon terminates this Agreement
due to a breach of the Agreement by Rose Shanis or the failure of Rose Shanis to satisfy one or more of the conditions to the Closing and such breach or failure has not been due to any deliberate, willful and culpable act of Rose Shanis amounting to "bad faith," then Rose Shanis shall not incur any liability to Mason-Dixon and termination shall be Mason-Dixon's sole remedy.

                                    (b) If Mason-Dixon terminates this Agreement
due to a breach of the Agreement by Rose Shanis or the failure of Rose Shanis to satisfy one or more of the conditions to the Closing and such breach or failure has been due to a deliberate, willful and culpable act of Rose Shanis amounting to "bad faith," then Rose Shanis will be liable to Mason-Dixon for damages; provided, however, such damages shall be limited to Mason-Dixon's actual out-of-pocket expenses incurred in the Transactions (excluding any allocated cost of Mason-Dixon's management) unless Mason-Dixon terminates because the Owners or Rose Shanis (through any of their officers, directors, employees or agents) directly or indirectly, without Mason-Dixon's consent, agree or act to solicit, encourage (including furnishing any information to any third party or entity), respond to, negotiate or assist in any manner any other offer, bid or proposal involving the sale of any shares of stock in or equity interests of Rose Shanis or any substantial portion of its assets other than in the ordinary course of business. If Mason-Dixon terminates because the Owners or Rose Shanis (through any of their officers, directors, employees or agents) directly or indirectly, without Mason-Dixon's consent, agree or act to solicit, encourage

(including furnishing any information to any third party or entity), respond to, negotiate or assist in any manner any other offer, bid or proposal involving the sale of any shares of stock in or equity interests of Rose Shanis or any substantial portion of its assets other than in the ordinary course of business, then the foregoing limitation on damages shall not apply.

                                    (c) If Rose Shanis terminates this Agreement
due to a breach of the Agreement by Mason-Dixon or the failure of Mason-Dixon to satisfy one or more of the conditions to the Closing and such breach or failure has not been due to any deliberate, willful and culpable act of Mason-Dixon amounting to "bad faith," then Mason-Dixon shall not incur any liability to Rose Shanis and termination shall be Rose Shanis' sole remedy.

                                    (d) If Rose Shanis terminates this Agreement
due to a breach of the Agreement by Mason-Dixon or the failure of Mason-Dixon to satisfy one or more of the conditions to the Closing and such breach or failure has been due to a deliberate, willful and culpable act of Mason-Dixon amounting to "bad faith," then Mason-Dixon will be liable to Rose Shanis for damages; provided, however, such damages shall be limited to Rose Shanis' out-of-pocket expenses incurred in the Transactions (excluding any allocated cost of Rose Shanis' management). If Rose Shanis terminates because Mason-Dixon (through any of its officers, directors, employees or agents, ) directly or indirectly, without Rose Shanis' and the Owners' consents, agrees or acts to, solicits, encourages (including furnishing any information to any third party or entity), responds to, negotiates or assists in any manner any offer, bid or proposal involving the sale of any shares of its stock or any substantial portion of its assets which transaction will preclude Mason-Dixon from consummating the Transactions on terms and conditions contained in this Agreement, then the foregoing limitation on damages shall not apply.

                                    (e)  Except as  otherwise  specifically  set
forth in this Agreement, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 13.12, 14.1 and 21 will survive.

                  19.      Specific Performance.

                           The parties  acknowledge  that the provisions of this
Agreement are of particular importance for the protection and promotion of their existing and future interests; that the relationships of the parties to each other will be such that, in the unique and special circumstances set forth in this Section 19, a claim for monetary damages may not constitute an adequate remedy; and that it may therefore be necessary to apply for the specific performance of this Agreement. Where authorized herein, the parties agree that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party, in order that such relief may be expeditiously obtained by an aggrieved party. The parties hereby authorize as a remedy specific performance of this Agreement, only as set forth below:

                                    (a) If prior to the  Closing or  termination
of this Agreement, the Owners or Rose Shanis (through any of their officers, directors, employees or agents) directly or indirectly, without Mason-Dixon's consent, agree or act to, solicit, encourage (including furnishing any information to any third party or entity), respond to, negotiate or assist in any manner any other offer, bid or proposal involving the sale of any shares of stock in or equity interests of Rose Shanis or any substantial portion of its assets other than in the ordinary course of business.

                                    (b) If prior to the  Closing or  termination
of this Agreement, Mason- Dixon (through any of its officers, directors, employees or agents,) directly or indirectly, without Rose Shanis' and the Owners' consents, agrees or acts to, solicits, encourages (including furnishing any information to any third party or entity), responds to, negotiates or assists in any manner any offer, bid or proposal involving the sale of any shares of its stock or any substantial portion of its assets which transaction will preclude Mason-Dixon from consummating the Transactions on terms and conditions contained in this Agreement.

                                    (c) Specific  performance herein as a remedy
by Mason-Dixon shall be available to Mason-Dixon only if Mason-Dixon tenders the full Purchase Price (adjusted by the Adjustment Amount), without other deductions or offsets. If specific performance herein shall be available as a remedy by Rose Shanis and the Owners, Mason-Dixon shall be obligated to pay Rose Shanis the full Purchase Price (adjusted by the Adjustment Amount), without other deductions or offsets.

                  20.      No Brokerage.

                           Except  as  disclosed  in  Schedule  20,  each of the
parties represents that it employed no broker or finder in connection with any of the Transactions, and, insofar as it knows, no other broker or other person is entitled to any compensation including, without limitation, a commission or finder's fee, in connection with any of these Transactions. The Owners shall pay the fees of BT Alex. Brown Incorporated. Mason-Dixon shall pay the fees of Friedman, Billings, Ramsey & Co., Inc.

                  21.      Expenses.

                           Except as otherwise  provided herein, the expenses of
the Owners shall be borne by the Owners, the expenses of Rose Shanis paid or incurred after September 26, 1997, shall be borne by the Owners, the expenses of Rose Shanis paid or incurred on or before September 26, 1997, shall be borne by Rose Shanis, and the expenses of Mason-Dixon shall be borne by Mason-Dixon, including the expenses of their respective attorneys and accountants in connection with the Transactions. The costs, if any, of the transfer of the Assets to the Subsidiaries shall be borne by Mason-Dixon.

                  22.      Severability.

                           In  case  any of the  provisions  of  this  Agreement
shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

                  23.      Entire Agreement and Amendment.

                           The   Recitals  are  a   substantive   part  of  this
Agreement. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement and all other documents and agreements executed and delivered by the parties in connection with the Transactions) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                  24.      Binding Agreement.

                           This Agreement shall be binding upon and inure to the
benefit of the parties and their respective heirs, personal representatives, successors and assigns. This Agreement shall not be assignable by any party without the prior written consent of the other parties.

                  25.      Further Assurances.

                           Rose Shanis, the Owners and Mason-Dixon each agree to
execute, acknowledge, seal and deliver, after the date hereof, such further assurances, instruments and documents and to take such further actions as the other may reasonably request in order to fulfill the intent of this Agreement and the Transactions and Mason-Dixon agrees to cause the Subsidiaries to do the same. Mason-Dixon and the Subsidiaries agree to cooperate with and make available to Rose Shanis and the Owners from time to time after Closing books and records transferred to the Subsidiary at Closing and former employees of Rose Shanis which are employed by the Subsidiaries at reasonable times and upon reasonable notice for the purpose of permitting Rose Shanis and the Owners to defend or prosecute lawsuits currently pending against Rose Shanis. Rose Shanis and the Owners agree to cooperate with and make available to Mason-Dixon and the Subsidiaries from time to time after Closing all books and records, including Minute Books, tax returns, and litigation papers, not transferred to the Subsidiaries at Closing at reasonable times and upon reasonable notice.

                  26.      Notices.

                           All  notices,   writings  and  other   communications
required or permitted to be given pursuant to this Agreement shall be in writing and shall be given by hand-delivery or transmitted by United States certified mail, return receipt requested, postage prepaid, or via overnight carrier, to the address set forth below:


 If to Rose Shanis or the Owners:   Rose Shanis Financial Services
                                    313  N.  Howard  Street
                                    Baltimore, Maryland 21201
                                    Attn: Norman J. Glick

 With a copy to:                    Adelberg, Rudow, Dorf, Hendler & Sameth, LLC
                                    600 Mercantile Bank & Trust Building
                                    2 Hopkins Plaza
                                    Baltimore, Maryland  21201
                                    Attn:  David B. Rudow, Esquire

 If to Mason-Dixon or the           Mason-Dixon Bancshares, Inc.
 Subsidiaries:                      45 West Main Street
                                    Westminster, Maryland  21157
                                    Attn:  Thomas K. Ferguson, President and CEO

 With a copy to:                    Gordon, Feinblatt, Rothman, Hoffberger
                                    & Hollander, LLC
                                    233 East Redwood Street
                                    Baltimore, Maryland  21202
                                    Attn:  Carla Stone Witzel, Esquire

Each notice shall be deemed to have been received: (i) for hand deliveries, on the date of transmittal; (ii) for mailing, on the second day following such mailing; and (iii) for overnight deliveries, on the day following such transmittal. The parties shall have the right to change their respective addresses set forth in this Section by giving notice of such change in accordance with this Section.

                  27.      Survival.

                           The  warranties,   covenants  and  agreements  herein
contained shall survive the execution and delivery of this Agreement, and the completion of the Transactions. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The Indemnity and Escrow Agreement shall be the exclusive mechanism for exercising Mason-Dixon's right to indemnification. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

                  28.      Counterparts.

                           This  Agreement  may be  executed  in any  number  of
counterparts, each of which will be an original, but all of which together will constitute one agreement.

                  29.      Governing Law.

                           This Agreement shall be construed under,  governed by
and enforced pursuant to the laws of the State of Maryland.

                  IN WITNESS WHEREOF, the parties have executed this Agreement under seal, with the intention of making it a sealed instrument, as of the day and year first above written.

                                ROSE SHANIS & CO., INC.


                                By:/s/ Norman J. Glick            (SEAL)
                                   -------------------------------------


                                ROSE SHANIS SONS, INC.


                                By:/s/ Norman J. Glick            (SEAL)
                                   -------------------------------------

                                  STEPHEN CORP.


                                By:/s/ Norman J. Glick            (SEAL)
                                   -------------------------------------


                                ROSE SHANIS & CO.


                                By: /s/ Susan M.  Glick           (SEAL)
                                   -------------------------------------
                                Susan M. Glick, Trustee of the Norman J.
                                Glick Trust Share of the Ely Shanis Trust,
                                General Partner


                                By:/s/ Susan M. Glick             (SEAL)
                                   -------------------------------------
                                Susan M. Glick, Trustee of the Stephen J. Glick Trust Share of the Bernice Shanis Trust, General Partner


                                By:/s/ Susan M. Glick             (SEAL)
                                   -------------------------------------
                                Susan M. Glick, Trustee of the Stephen J. Glick Trust Share of the Ely Shanis Trust,
                                General Partner


                                By:/s/ Susan M. Glick             (SEAL)
                                ----------------------------------------
                                Susan M. Glick, Trustee of the Nor
                                Trust Share of the Bernice Shanis Trust,
                                General Partner


                                By:/s/ Norman J. Glick            (SEAL)
                                   -------------------------------------
                                Norman J. Glick, Trustee of the Norman J.
                                Glick Trust Share of the Ely Shanis Trust,
                                General Partner


                                By:/s/ Norman J. Glick             (SEAL)
                                   --------------------------------------
                                Norman J. Glick, Trustee of the Stephen J. Glick Trust Share of the Bernice Shanis Trust,
                                General Partner

                                By:/s/ Norman J. Glick            (SEAL)
                                   -------------------------------------
                                Norman J. Glick, Trustee of the Stephen J. Glick Trust Share of the Ely Shanis Trust,
                                General Partner


                                By:/s/ Norman J. Glick            (SEAL)
                                   -------------------------------------
                                Norman J. Glick, Trustee of the Norman J. Glick Trust Share of the Bernice Shanis Trust, General Partner


                                By:/s/ Norman J. Glick            (SEAL)
                                   -------------------------------------
                                Norman J. Glick, General Partner


                                By:/s/ Susan M. Glick             (SEAL)
                                   -------------------------------------
                                Susan M. Glick, Personal Representative of the Estate of Stephen J. Glick, General Partner


                                NORMAN J. GLICK


                                /s/ Norman J. Glick               (SEAL)
                                ----------------------------------------


                                SUSAN M. GLICK, PERSONAL
                                REPRESENTATIVE OF THE ESTATE OF
                                STEPHEN J. GLICK


                                /s/ Susan M. Glick                (SEAL)
                                ----------------------------------------


                                /s/ Mitzi S. Glick                (SEAL)
                                ----------------------------------------
                                Mitzi  S. Glick, Trustee u/a Norman J. Glick
                                dated May 14, 1997, FBO Robert  S. Glick


                                /s/ Eugene Schreiber              (SEAL)
                                ----------------------------------------
                                Eugene Schreiber, Trustee u/a Norman J. Glick dated May 14, 1997, FBO Robert S. Glick


                                /s/ Mitzi S. Glick                (SEAL)
                                ----------------------------------------
                                Mitzi  S. Glick, Trustee u/a Norman J. Glick
                                dated May 14, 1997, FBO Bonnie  G. Dubin

                                /s/ Eugene Schreiber              (SEAL)
                                ----------------------------------------
                                Eugene Schreiber, Trustee u/a Norman J. Glick dated May 14, 1997, FBO Bonnie G. Dubin


                                /s/ Susan M. Glick                (SEAL)
                                ----------------------------------------
                                Susan M. Glick, Trustee of the Norman J.
                                Glick Trust Share of the Ely Shanis Trust


                                /s/ Susan M. Glick                (SEAL)
                                ----------------------------------------
                                Susan M. Glick, Trustee of the Stephen J. Glick Trust Share of the Bernice Shanis Trust


                                /s/ Norman J. Glick               (SEAL)
                                ----------------------------------------
                                Norman J. Glick, Trustee of the Norman J.
                                Glick Trust Share of the Ely Shanis Trust


                                /s/ Norman J. Glick               (SEAL)
                                ----------------------------------------
                                Norman J. Glick, Trustee of the Stephen J. Glick Trust Share of the Bernice Shanis Trust


                                /s/ Susan M. Glick                (SEAL)
                                ----------------------------------------
                                Susan M. Glick, Trustee of the Stephen J.
                                Glick Trust Share of the Ely Shanis Trust


                                /s/ Norman J. Glick               (SEAL)
                                ----------------------------------------
                                Norman J. Glick, Trustee of the Stephen J. Glick Trust Share of the Ely Shanis Trust


                                /s/ Susan M. Glick                (SEAL)
                                ----------------------------------------
                                Susan M. Glick, Trustee of the Norman J.
                                Glick Trust Share of the Bernice Shanis Trust


                                /s/ Norman J. Glick               (SEAL)
                                ----------------------------------------
                                Norman J. Glick, Trustee of the Norman J. Glick Trust Share of the Bernice Shanis Trust

                                SUSAN M. GLICK AND GAIL GLICK,
                                TRUSTEES OF MARITAL TRUST UNDER THE
                                LAST WILL AND TESTAMENT OF
                                STEPHEN J. GLICK


                                /s/ Susan M. Glick                (SEAL)
                                ----------------------------------------
                                Susan M. Glick, Trustee


                                /s/ Gail Glick                    (SEAL)
                                ----------------------------------------
                                Gail Glick, Trustee


                                SUSAN M. GLICK AND GAIL GLICK,
                                TRUSTEES OF BYPASS TRUST UNDER THE
                                LAST WILL AND TESTAMENT OF
                                STEPHEN J. GLICK


                                /s/ Susan M. Glick                (SEAL)
                                ----------------------------------------
                                Susan M. Glick, Trustee


                                /s/ Gail Glick                    (SEAL)
                                ----------------------------------------
                                Gail Glick, Trustee


                                MASON-DIXON BANCSHARES, INC.


                                By:/s/ Thomas K. Ferguson         (SEAL)
                                   -------------------------------------
                                      Thomas K. Ferguson, President

                               LIST OF SCHEDULES*

SCHEDULE 1.1.2      Loans
SCHEDULE 1.1.3      Insurance Assets
SCHEDULE 1.1.5      Furniture,  Fixtures and Equipment
SCHEDULE 1.1.6      Facilities
SCHEDULE 1.1.9      Intellectual  Property
SCHEDULE 1.1.10     Computer Systems
SCHEDULE 1.1.11     Claims
SCHEDULE 1.2        Excluded  Assets
SCHEDULE 2.1        List of  Assumed Liabilities
SCHEDULE 8.1.10     Credit  Facility Terms
SCHEDULE 8.1.12     Year 2000 Certification
SCHEDULE 10.4       Rose Shanis -- Capital Stock  Information
SCHEDULE 10.5.1     Adverse Changes,  Dividends and Distributions
SCHEDULE 10.5.2     Losses and Liabilities
SCHEDULE 10.6       Legal  Proceedings
SCHEDULE 10.7       Compliance with Law
SCHEDULE 10.8       Rose Shanis' Contracts
SCHEDULE 10.11      Transactions with Affiliates
SCHEDULE 10.12      Rose Shanis' Insurance Policies
SCHEDULE 10.13.2    Employee Benefit Plans
SCHEDULE 10.13.11   Insurance  Policies  Funding  Benefit Plans
SCHEDULE 10.13.12   COBRA   Beneficiaries
SCHEDULE 10.14.5    Employment  and  Consulting Agreements
SCHEDULE 10.14.7    Employee List
SCHEDULE 10.16      Accounts  Receivable
SCHEDULE 13.4       VIP Employee Incentive Payments and Christmas Bonuses
SCHEDULE 20         Brokers


         *Pursuant to Regulation S-K, Item 601(b)(2), Mason-Dixon will furnish supplementally to the Commission upon its request copies of the schedules.

                                LIST OF EXHIBITS


         EXHIBIT 1.1 - BALANCE SHEET
         EXHIBIT 7.1.1 - BILL OF SALE
         EXHIBIT 7.1.2 - ASSIGNMENT OF CONTRACTS
         EXHIBIT 7.1.3 - OPINION  OF  COUNSEL TO ROSE  SHANIS
         EXHIBIT 7.1.4 - OPINION OF COUNSEL TO ESTATE OF STEPHEN J. GLICK
         EXHIBIT 7.1.5 - OPINION OF COUNSEL TO THE MARITAL AND BYPASS TRUSTS
         EXHIBIT 7.1.6 - OPINION OF COUNSEL TO THE _______ TRUST
         EXHIBIT 7.1.10 - ARTICLES OF TRANSFER
         EXHIBIT 7.1.11 - INDEMNITY AND ESCROW AGREEMENT
         EXHIBIT 7.1.12 - KAHN AGREEMENT
         EXHIBIT 7.1.17 - SHAREHOLDERS'  EQUITY ESCROW  AGREEMENT
         EXHIBIT 7.2.1 - OPINION  OF  MASON-DIXON  AND THE SUBSIDIARIES' COUNSEL
         EXHIBIT 7.2.4 - ASSUMPTION AGREEMENT

                                   EXHIBIT 1.1

                                  BALANCE SHEET

                            [intentionally omitted]

                                  EXHIBIT 7.1.1

                                  BILL OF SALE


                  Rose Shanis _____________("Rose Shanis"), for good and valuable consideration paid by ______________ ("Mason-Dixon"), at or before the delivery of these presents, the receipt and sufficiency of which is hereby acknowledged by Rose Shanis, hereby grants, bargains, sells, assigns, transfers and delivers to Mason-Dixon, it successors and assigns, all of the assets owned by Rose Shanis, as described on Schedule A attached hereto and incorporated herein by reference (the "Assets"), to have and hold for its own use and benefit forever.

                  Rose Shanis hereby warrants and represents that the Assets are free and clear of all liens, security interests, claims, taxes, and encumbrances of any nature whatsoever, excluding any lien for sales or transfer tax created by this sale. Mason-Dixon is responsible for the payment of sales tax on the transfer of the Assets.

                  Rose Shanis, for itself and its successors and assigns, warrants and agrees to defend title to all of the Assets against any and every person whomsoever for the benefit of Mason-Dixon, its successors and assigns.

                  In Witness Whereof, the undersigned has caused this Bill of Sale to be executed under seal with the intention that this be a sealed instrument on this ___ day of ____________, 1997.

                                             Rose Shanis _____________


                                             By:__________________________(Seal)

                                   SCHEDULE A
                                 To Bill of Sale

                                 List of Assets

                                  EXHIBIT 7.1.2

                             ASSIGNMENT OF CONTRACTS


                  This Assignment of Contracts (this "Assignment") is made this ___ day of ____, 1997, by and between Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Rose Shanis & Co. and Stephen Corp. ( "Assignor") and _____________ ("Assignee"), pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") dated _______, 1997, by, among others, Assignor and Assignee, involving the sale of substantially all of the assets of the Assignor.

                  Assignor and Assignee desire by this Assignment for the Assignor to assign to the Assignee, and for the Assignee to accept from the Assignor, all of the rights and obligations of the Assignor under the provisions of the contracts attached hereto as or listed in Schedule A (individually and collectively referred to as the "Contracts"), all upon the terms and subject to the conditions set forth below.

                  NOW, THEREFORE, FOR AND IN CONSIDERATION of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Assignor and Assignee agree as follows:

                  Section 1. Assignment. The Assignor hereby assigns to the Assignee all of the Assignor's rights, privileges, powers, liabilities and immunities under the provisions of the Contracts and the Assignee hereby accepts and assumes all of the obligations and expense under the provisions of the Contracts. Assignee shall defend, indemnify and hold Assignor harmless against and from any and all liability to any person, firm, corporation, political subdivision, or other entity for any failure of Assignee to pay any obligations assumed.

                  Section 2. Representation By Assignor and Assignee. The Assignor and the Assignee represent and warrant to the other that each has been duly authorized to execute and deliver this Assignment, and to perform its obligations hereunder.

                  Section 3.  General.

                  3.1.  Amendment.   This  Assignment  may  not  be  amended  or
terminated orally but only as expressly provided herein or by an instrument in writing duly executed by all of the parties.

                  3.2. Waiver. No party hereto shall be deemed to have waived the exercise of any right which it hold hereunder unless such waiver is made expressly and in writing and, without limiting the generality of the foregoing, no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise. No such waiver made in any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.

                  3.3. Applicable law. The Assignment shall be given effect and construed by application of the law of Maryland.

                  3.4. Headings. The headings of the sections and subsections hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

                  3.5. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns hereunder.

                  3.6. Further Assurances. The parties agree that they will take whatever action or actions are found to be reasonably necessary from time to time to effectuate the provisions and intent of this Assignment, and, to that end, the parties agree that they will execute any further documents or instruments which may be necessary to give full force and effect to this Assignment or to any of its provisions.

                  3.7. Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                  3.8. Severability. In case any of the provisions of this Assignment shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Assignment, but this Assignment shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

                  3.9. Counterparts. This Assignment may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one assignment.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have each executed under seal this Assignment or caused it to be executed under seal on its behalf by its duly authorized representatives, as of the day and year first above written.

                                       -----------------------------
                                       By:_______________________________(SEAL)


                                       ROSE SHANIS & CO., INC.


                                       By:_______________________________(SEAL)


                                       ROSE SHANIS SONS, INC.


                                       By:_______________________________(SEAL)

                                       STEPHEN CORP.


                                       By:_______________________________(SEAL)


                                       ROSE SHANIS & CO.


                                       By:________________________________(SEAL)
                                          Trustee, Ely Shanis Trust,
                                                     General Partner


                                       By:________________________________(SEAL)
                                          Trustee, Bernice Shanis Trust,
                                                         General Partner


                                       By:________________________________(SEAL)
                                          Norman J. Glick, General Partner


                                       By:________________________________(SEAL)
                                          Susan M. Glick, Personal
                                          Representative of the Estate
                                          of Stephen J. Glick, General Partner

                                  EXHIBIT 7.1.3

                        OPINION OF COUNSEL TO ROSE SHANIS




                                   ---------------, -----


Mason-Dixon Bancshares, Inc.
45 West Main Street
Westminster, Maryland 21157


                   Re: Asset Purchase Agreement among Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Rose Shanis & Co. and Stephen Corp., and their respective Owners, and Mason-Dixon Bancshares, Inc.

Ladies and Gentlemen:

                  We have acted as counsel to Rose Shanis & Co., Inc. ("RSC Inc."), a Maryland corporation; Rose Shanis Sons, Inc. ("RSS Inc."), a Maryland corporation; Stephen Corporation ("SC"), a Maryland corporation; and Rose Shanis & Co. (the "Partnership"), a Maryland general partnership, in connection with the purchase (the "Purchase") by Mason-Dixon Bancshares, Inc. ("Mason-Dixon"), a Maryland corporation, of substantially all of the assets of RSC Inc., RSS Inc., SC, and the Partnership (the "Assets"), pursuant to an Asset Purchase Agreement dated November ___, 1997, and all Exhibits and Schedules attached thereto (the "Agreement"), among RSC Inc., RSS Inc., SC (collectively, the "Companies"), the Partnership, and their respective owners, and Mason-Dixon. All capitalized terms used in this letter that are not otherwise defined herein shall have the meanings set forth in the Agreement.

                  In rendering the opinions expressed below, we have examined the following documents:

                  1.  The  Agreement  and  the  other   documents   executed  in
connection therewith (collectively, the "Purchase Documents");

                  2. Copies of the Articles of Incorporation and Bylaws of each of the Companies;

                  3. Copies of the Partnership Agreement (the "Partnership Agreement") of the Partnership, dated January 31, 1942, among Bernice Shanis, David Glick and Rose S. Glick, as amended through the date of this letter;

                  4. Copies of the resolutions adopted by the Board of Directors and Owners of the Companies in connection with the Purchase, certified by the Secretary of each of the Companies;

                  5. Copies of the records of the proceedings of, and of actions taken by, the Partnership and its Partners in connection with the Purchase;

                  6. A Certificate of Good Standing from the Maryland State Department of Assessments and Taxation ("SDAT") dated November __ , 1997, to the effect that RSC Inc. is duly incorporated and is an existing corporation in Maryland;

                  7. A Certificate of Good Standing from the Maryland State Department of Assessments and Taxation ("SDAT") dated November __ , 1997, to the effect that RSS Inc. is duly incorporated and is an existing corporation in Maryland;

                  8. A Certificate of Good Standing from the Maryland State Department of Assessments and Taxation ("SDAT") dated November __ , 1997, to the effect that SC is duly incorporated and is an existing corporation in Maryland;

                  9. A Certificate of the Companies and the Partnership with respect to each of the Companies' and the Partnership's representations in the Agreement and with respect to certain facts concerning each of the Companies and the Partnership (the "Certificate").

                  In basing the opinions and other matters set forth herein on "our knowledge," the words "our knowledge" signify that, in the course of our representation of the Companies and the Partnership in matters with respect to which we have been engaged by them as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have recently worked on matters on behalf of the Companies and the Partnership.

                  In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

                           (a) Each of the  parties  to the  Purchase  Documents
(other than the Companies and the Partnership) has duly and validly executed and delivered each instrument, document, and agreement executed in connection with the Purchase to which such party is a signatory, and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms;

                           (b)  each  person   executing  any  such  instrument,
document, or agreement on behalf of any such party (other than the Companies and the Partnership) is duly authorized to do so;

                           (c)   each   natural   person   executing   any  such
instrument, document, or agreement is legally competent to do so;

                           (d) there are no oral or written  modifications of or
amendments to the Purchase Documents, and there has been no waiver of any of the provisions of the Purchase Documents, by actions or conduct of the parties or otherwise;

                           (e) all  documents  submitted to us as originals  are
authentic, all documents submitted to us as certified or photostatic copies conform to the original document, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

                  Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

                  1. Each of the Companies is a corporation  duly  organized and validly existing in good standing under the laws of the State of Maryland. Each of the Companies has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted by it, to execute and deliver the Agreement, and to consummate the sale of the Business and all other Transactions, and to take all other actions required to be taken by it. The execution and delivery of the Purchase Documents and performance by each of the Companies of the obligations under the Purchase Documents and all other documents executed in connection therewith have been duly and properly authorized by the Owners and the Board of Directors of each of the Companies in full compliance with their Articles of Incorporation, By-laws and the corporation laws of the State of Maryland. To our knowledge, the Companies are not qualified to conduct business in any jurisdiction other than the State of Maryland, which is the only jurisdiction in which the nature of its business or the ownership of the properties makes such qualification necessary.

                  2. The Partnership is a general partnership validly existing under the Partnership Agreement and the laws of the State of Maryland. The Partnership has all requisite power and authority to own, lease and operate its business as is now being conducted. To our knowledge, the Partnership is not qualified to conduct business in any jurisdiction other than the State of Maryland, which is the only jurisdiction in which the nature of its business or the ownership of the properties makes such qualification necessary.

                  3.  The  Purchase   Documents  have  been  duly  executed  and
delivered by the Companies and the Partnership and constitute the valid and legally binding obligations of each, enforceable against the Companies and the Partnership in accordance with their terms, subject to the following:

                           i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally; and

                           ii)      the  exercise  of  judicial   discretion  in
                                    accordance   with  general   principles   of
                                    equity.

                  4. Based upon the Certificate and our knowledge, the execution and delivery of the Purchase Documents and performance of the obligations under the Purchase Documents, and the fulfillment of and compliance with the terms and conditions of the Purchase Documents do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision in any of the Companies' Articles of Incorporation or Bylaws or the Partnership's Partnership Agreement, (ii) any contracts described in Section 10.8 of the Agreement; (iii) any judgment, decree or order of any court or governmental authority or agency to which any of the Companies or the Partnership is a party or by which any of the Companies or Partnership, or any of their properties, is bound or (iv) any statute, law, regulation or rule applicable to any of the Companies or the Partnership, so as to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of any of the Companies or the Partnership.

                  5. Except for compliance with the applicable requirements of filing and recording of Articles of Transfer as required by the Maryland General Corporation Law, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to the Companies or the Partnership is required in connection with the execution, delivery or performance of the Agreement by the Companies or the Partnership or the consummation of the Transactions by the Companies or the Partnership.

                  6. All of the issued and outstanding shares of capital stock of the Companies are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights; and no such shares of capital stock have been issued in violation of any federal or state securities law. To our knowledge, there are no shares of capital stock of the Companies outstanding, and there are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating the Companies to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of capital stock or other securities of the Companies or obligating the Companies to grant, extend or enter into any such agreement or commitment. To our knowledge, no prior offer, issue, redemption, call, purchase, sale, transfer, negotiation or other transaction of any nature with respect to the capital stock or equity interests of the Companies has given or may give rise to any valid claim or action by any person which is enforceable against the Companies or the Clients. To our knowledge, the persons who are the Owners of all of the issued and outstanding shares of the Companies' capital stock are the owners of the of all of the issued and outstanding shares of the Companies' capital stock free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature.

                  7. Based upon the Certificate and our knowledge, there are no suits, actions, claims or proceedings pending, or threatened against the Companies or the Partnership relating to or involving the Companies or the Partnership, and there are no investigations pending or threatened before any court, arbitrator or administrative or governmental body, which, if finally determined adversely, are reasonably likely, individually or in the aggregate, to have an adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Companies or the Partnership. To the best of our knowledge, the Companies and the Partnership are not subject to any judgment, decree, injunction, rule or order of any court, and, the Companies and the Partnership are not subject to any governmental restriction, which is reasonably likely (i) to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Companies or the Partnership, or (ii) to cause a limitation on Mason-Dixon's or its subsidiaries ability to operate the business of the Companies and the Partnership after the date of this letter.

                  8. The Companies and the Partnership have all authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease.

                  9. To our knowledge, the use by the Companies and the Partnership of the name "Rose Shanis" and all variations does not infringe on the rights of any third party.

                  We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland and the laws of the United States of America. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland and the United States of America as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

                  The opinions expressed in this letter are solely for your use and these opinions may not be relied on by any other persons without prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

                         Very truly yours,

                         Adelberg, Rudow, Dorf, Hendler
                         & Sameth, LLC


                          By:__________________________
                             David B. Rudow, Member

                                  EXHIBIT 7.1.4

                OPINION OF COUNSEL TO ESTATE OF STEPHEN J. GLICK



                                November __, 1997


Mason-Dixon Bancshares, Inc.
45 West Main Street
Westminster, Maryland 21157

                  Re: Asset Purchase Agreement among Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Rose Shanis & Co. and Stephen Corp., and their respective Owners, and Mason-Dixon Bancshares, Inc.

Ladies and Gentlemen:

                  We have  acted  as  counsel  to Susan M.  Glick,  as  Personal
Representative to the Estate of Stephen J. Glick (the "Glick Estate"), with respect to the asset purchase (the "Purchase") described in the Asset Purchase Agreement dated November ___, 1997, and all Exhibits and Schedules attached thereto (the "Agreement"), by and among Rose Shanis & Co., Inc. ("RSC Inc."), a Maryland corporation; Rose Shanis Sons, Inc. ("RSS Inc."), a Maryland corporation; Stephen Corporation ("SC"), a Maryland corporation; and Rose Shanis & Co. (the "Partnership"), a Maryland general partnership, and their respective Owners, and by Mason-Dixon Bancshares, Inc. ("Mason-Dixon"), a Maryland corporation, whereby Mason-Dixon will acquire substantially all of the Assets of RSC Inc., RSS Inc., SC, and the Partnership. The Glick Estate owns, inter alia, shares of stock in RSS Inc., RSC Inc., and SC (the "Shares") and interests (the "Interests") in the Partnership. All capitalized terms used in this letter that are not otherwise defined herein shall have the meanings set forth in the Agreement.

                  In rendering the opinions expressed below, we have examined the following documents:

                  1. The Agreement, as well as all other documents executed or required to be executed in connection therewith (collectively, the "Purchase Documents");

                  2. The Last Will and Testament of Stephen J. Glick, as well as any modifications, amendments, and other documents pertaining thereto;

                  3. All letters of administration issued by the Orphans' Court of Baltimore City, Maryland pertaining to the Estate of Stephen J. Glick, Estate Number A-40822; and

                  4. Such other documents and records as we have deemed necessary as a basis for the opinions expressed below.

In basing the opinions and other matters set forth herein on "our knowledge," the words "our knowledge" signify that, in the course of our representation of the Glick Estate in matters with respect to which we have been engaged as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have recently worked with the Glick Estate.

                  In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

                           (a) Each of the  parties  to the  Purchase  Documents
(other than the Glick Estate) has duly and validly executed and delivered each instrument, document, and agreement executed in connection with the Purchase to which such party is a signatory, and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms;

                           (b)  each  person   executing  any  such  instrument,
document, or agreement on behalf of any such party (other than the Glick Estate) is duly authorized to do so;

                           (c)   each   natural   person   executing   any  such
instrument, document, or agreement is legally competent to do so;

                           (d) there are no oral or written  modifications of or
amendments to the Purchase Documents, and there has been no waiver of any of the provisions of the Purchase Documents, by actions or conduct of the parties or otherwise;

                           (e) all  documents  submitted to us as originals  are
authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

                  Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

                  1. Susan M. Glick has been appointed personal representative of the Glick Estate by the Orphans' Court of Baltimore City, Maryland, pursuant to letters of administration issued by the Orphans' Court for Estate Number A-40822, and has the power and authority to execute and deliver the Agreement, and to consummate the sale of the business and all other Transactions, and to take all other actions required to be taken by or on behalf of the Glick Estate.

                  2. To our knowledge, the Glick Estate, as Partner in the Partnership, owns its Interests in the Partnership free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature.

                  3. The Purchase Documents have been duly executed and delivered by the Glick Estate and constitute its valid and legally binding obligations, enforceable against the Glick Estate in accordance with its terms, subject to the following:

                           i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally; and

                           ii)      the  exercise  of  judicial   discretion  in
                                    accordance   with  general   principles   of
                                    equity.

                  4. Based upon our knowledge, the execution and delivery of the Purchase Documents and performance of the obligations under the Purchase Documents, and the fulfillment of and compliance with the terms and conditions of the Purchase Documents do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, any judgment, decree or order of any court or governmental authority or agency to which the Glick Estate is a party or by which the Glick Estate, or any its properties, is bound or any statute, law, regulation or rule applicable to the Glick Estate.

                  5. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to the Glick Estate is required in connection with the execution, delivery or performance of the Agreement by the Glick Estate or the consummation of the Transactions by the Glick Estate.

                  6. No consent, approval or authorization of any kind from any beneficiary of the Glick Estate, whether known or unknown, is required in connection with the execution, delivery or performance of the Agreement or consummation of the Transactions by the Glick Estate.

                  7. To our knowledge, the Glick Estate, as holder of the Shares and Interests, holds such shares and Interests free and clear of all liens, pledges, security interest, charges, claims, restrictions and encumbrances of any nature.

                  We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland and the laws of the United States of America. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland and the United States of America as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

                  The opinions expressed in this letter are solely for your use and these opinions may not be relied on by any other persons without prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

                         Very truly yours,

                         Freishtat & Sandler

                          By:__________________________
                             ----------------

                                  EXHIBIT 7.1.5

               OPINION OF COUNSEL TO THE MARITAL AND BYPASS TRUSTS



                                November __, 1997


Mason-Dixon Bancshares, Inc.
45 West Main Street
Westminster, Maryland 21157

                  Re: Asset Purchase Agreement among Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Rose Shanis & Co. and Stephen Corp., and their respective Owners, and Mason-Dixon Bancshares, Inc.

Ladies and Gentlemen:

                  We have acted as counsel to Susan M. Glick and Gail Glick, as Trustees of (i) the Marital Trust under the Last Will and Testament of Stephen
J. Glick (the "Marital Trust"), and (ii) the Bypass Trust under the Last Will and Testament of Stephen J. Glick (the "Bypass Trust"), with respect to an asset purchase (the "Purchase") described in the Asset Purchase Agreement dated
November ___, 1997, and all Exhibits and Schedules attached thereto (the "Agreement"), by and among Rose Shanis & Co., Inc. ("RSC Inc."), a Maryland corporation; Rose Shanis Sons, Inc. ("RSS Inc."), a Maryland corporation; Stephen Corporation ("SC"), a Maryland corporation; and Rose Shanis & Co. (the "Partnership"), a Maryland general partnership, and their respective Owners, and by Mason-Dixon Bancshares, Inc. ("Mason-Dixon"), a Maryland corporation, whereby Mason-Dixon will acquire substantially all of the Assets of RSC Inc., RSS Inc., SC, and the Partnership. The Marital Trust and Bypass Trust (collectively, the "Trusts") own, inter alia,* shares of stock in RSC Inc., RSS Inc., and SC (the "Shares"), and interests (the "Interests") in the Partnership. All capitalized terms used in this letter that are not otherwise defined herein shall have the meanings set forth in the Agreement.

                  In rendering the opinions expressed below, we have examined the following documents:

                  1. The Agreement, as well as all other documents executed or required to be executed in connection therewith (collectively, the "Purchase Documents");

* (If, in fact, the Trusts own shares at the Closing Date).

                  2. The Last Will and Testament, as well as any modifications, amendments, and other documents pertaining thereto (collectively, the "Trust Instrument"); and

                  3. Such other documents and records as we have deemed necessary as a basis for the opinions expressed below.

In basing the opinions and other matters set forth herein on "our knowledge," the words "our knowledge" signify that, in the course of our representation of the Trusts in matters with respect to which we have been engaged as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have recently worked with the Trusts.

                  In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

                           (a) Each of the  parties  to the  Purchase  Documents
(other than the Trusts) has duly and validly executed and delivered each instrument, document, and agreement executed in connection with the Purchase to which such party is a signatory, and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms;

                           (b)  each  person   executing  any  such  instrument,
document, or agreement on behalf of any such party (other than the Trusts) is duly authorized to do so;

                           (c)   each   natural   person   executing   any  such
instrument, document, or agreement is legally competent to do so;

                           (d) there are no oral or written  modifications of or
amendments to the Purchase Documents, and there has been no waiver of any of the provisions of the Purchase Documents, by actions or conduct of the parties or otherwise; and

                           (e) all  documents  submitted to us as originals  are
authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

                  Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

                  1. Susan M. Glick and Gail Glick, as Trustees of the Trusts, collectively hold the requisite power and authority granted by the Trust Instrument to act, by their unanimous consent, on behalf of the respective Trusts to execute and deliver the Agreement, to consummate the sale of the business and all other Transactions, and to take all other actions required to be taken by or on behalf of the Trusts.

                  2.  To  our  knowledge,   the  Trusts,   as  Partners  in  the
Partnership, own their respective Interests free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature.

                  3. To our knowledge, the Trusts, as holders of the Shares, own their respective Shares free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature.

                  4. The Purchase Documents have been duly executed and delivered by the Trustees on behalf of the Trusts and constitute valid and legally binding obligations, enforceable against the Trusts in accordance with their terms, subject to the following:

                           i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally; and

                           ii)      the  exercise  of  judicial   discretion  in
                                    accordance   with  general   principles   of
                                    equity.

                  5. Based upon our knowledge, the execution and delivery of the Purchase Documents and performance of the obligations under the Purchase Documents, and the fulfillment of and compliance with the terms and conditions of the Purchase Documents do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, any judgment, decree or order of any court or governmental authority or agency to which the either of the Trusts is a party or by which either of the Trusts, or any of their respective properties, is bound or any statute, law, regulation or rule applicable to such Trust.

                  6. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to the Marital Trust or Bypass Trust is required in connection with the execution, delivery or performance of the Agreement by either Trust or the consummation of the Transactions by either Trust.

                  7. No consent, approval or authorization of any kind from any beneficiary of either of the Trusts, whether known or unknown, is required in connection with the execution, delivery or performance of the Agreement or consummation of the Transactions by either Trust.

                  8. To our knowledge, the Trusts, as the holders of the Shares and Interests, each hold such Shares and Interests free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature.

                  We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland and the laws of the United States of America. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland and the United States of America as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

                  The opinions expressed in this letter are solely for your use and these opinions may not be relied on by any other persons without prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

                         Very truly yours,

                         ---------------


                          By:__________________________
                             ----------------

                                  EXHIBIT 7.1.6

                OPINION OF COUNSEL TO THE ________________ TRUST




November __, 1997


Mason-Dixon Bancshares, Inc.
45 West Main Street
Westminster, Maryland 21157

                  Re: Asset Purchase Agreement among Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Rose Shanis & Co. and Stephen Corp., and their respective Owners, and Mason-Dixon Bancshares, Inc.

Ladies and Gentlemen:

                  We have acted as counsel to ___________________, as Trustee(s) of _______________ (the "Trust"), with respect to an asset purchase (the "Purchase") described in the Asset Purchase Agreement dated November ___, 1997, and all Exhibits and Schedules attached thereto (the "Agreement"), by and among Rose Shanis & Co., Inc. ("RSC Inc."), a Maryland corporation; Rose Shanis Sons, Inc. ("RSS Inc."), a Maryland corporation; Stephen Corporation ("SC"), a
Maryland corporation; and Rose Shanis & Co. (the "Partnership"), a Maryland general partnership, and their respective Owners, and by Mason-Dixon Bancshares, Inc. ("Mason-Dixon"), a Maryland corporation, whereby Mason-Dixon will acquire substantially all of the Assets of RSC Inc., RSS Inc., SC, and the Partnership. The Trust owns, inter alia, shares of stock in [RSC Inc., RSS Inc., and/or SC (the "Shares"), and/or interests (the "Interests") in the Partnership]. All capitalized terms used in this letter that are not otherwise defined herein shall have the meanings set forth in the Agreement.

                  In rendering the opinions expressed below, we have examined the following documents:

                  1. The Agreement, as well as all other documents executed or required to be executed in connection therewith (collectively, the "Purchase Documents");

                  2. The [ Trust Instrument ], as well as any modifications, amendments, and other documents pertaining thereto (collectively, the "Trust Instrument"); and

                  3. Such other documents and records as we have deemed necessary as a basis for the opinions expressed below.

In basing the opinions and other matters set forth herein on "our knowledge," the words "our knowledge" signify that, in the course of our representation of the Trust in matters with respect to which we have been engaged as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have recently worked with the Trust.

                  In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

                           (a) Each of the  parties  to the  Purchase  Documents
(other than the Trust) has duly and validly executed and delivered each instrument, document, and agreement executed in connection with the Purchase to which such party is a signatory, and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms;

                           (b)  each  person   executing  any  such  instrument,
document, or agreement on behalf of any such party (other than the Trust) is duly authorized to do so;

                           (c)   each   natural   person   executing   any  such
instrument, document, or agreement is legally competent to do so;

                           (d) there are no oral or written  modifications of or
amendments to the Purchase Documents, and there has been no waiver of any of the provisions of the Purchase Documents, by actions or conduct of the parties or otherwise;

                           (e) all  documents  submitted to us as originals  are
authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

                  Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

                  1. _________________, as Trustee(s) of the Trust, has(ve) the requisite power and authority granted by the Trust Instrument to act on behalf of the Trust to execute and deliver the Agreement, to consummate the sale of the business and all other Transactions, and to take all other actions required to be taken by or on behalf of the Trust.

                  2.  To  our  knowledge,   the  Trust,  as  a  Partner  in  the
Partnership, owns the Interests free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature.

                  3. To our knowledge, the Trust, as a holder of the Shares, owns the Shares free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature.

                  4. The Purchase Documents have been duly executed and delivered by the Trust and constitute its valid and legally binding obligations, enforceable against the Trust in accordance with their terms, subject to the following:

                           i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally; and

                           ii)      the  exercise  of  judicial   discretion  in
                                    accordance   with  general   principles   of
                                    equity.

                  5. Based upon our knowledge, the execution and delivery of the Purchase Documents and performance of the obligations under the Purchase Documents, and the fulfillment of and compliance with the terms and conditions of the Purchase Documents do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, any judgment, decree or order of any court or governmental authority or agency to which the Trust is a party or by which the Trust, or any of its properties, is bound or any statute, law, regulation or rule applicable to such Trust.


                  6. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to the Trust is required in connection with the execution, delivery or performance of the Agreement by the Trust or the consummation of the Transactions by the Trust.

                  7. No consent, approval or authorization of any kind from any beneficiary of the Trust, whether known or unknown, is required in connection with the execution, delivery or performance of the Agreement or consummation of the Transactions by the Trust.

                  8. To our knowledge, the Trust, as the holder of the Shares and Interests, holds such Shares and Interests free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature.

                  We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland and the laws of the United States of America. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland and the United States of America as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

                  The opinions expressed in this letter are solely for your use and these opinions may not be relied on by any other persons without prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

                          Very truly yours,

                          ---------------


                          By:__________________________
                             ----------------

                                 EXHIBIT 7.1.10

                              ARTICLES OF TRANSFER


                                      FROM

                         -------------------------------

                                       TO

                        ___________________________, LLC



                  THESE ARTICLES OF TRANSFER, made and entered into this day of November, 1997, by and between ___________________________, a Maryland corporation (the "Transferor"), and __________________________, LLC, a Maryland limited liability company (the "Transferee").

                  FIRST: The Transferor agrees to transfer substantially all of its property and assets to the Transferee.

                  SECOND: The name, address and principal place of business of the Transferee is _________, LLC, 233 East Redwood Street, Baltimore, Maryland 21202.

                  THIRD: (a)  ________________________________,  the Transferor,
was incorporated under the General Laws of the State of Maryland.

                         (b)  ______________________  LLC, the  Transferee,  was
organized as a limited liability company under the General Laws of the State of Maryland.

                  FOURTH:(a) The principal office in the State of Maryland of the Transferor is located in County.

                         (b) The Transferor owns an interest in land in ________
County, Maryland. The interest in land is not being transferred to the Transferee.

                  FIFTH: The amount of the consideration paid by the Transferee for the transfer of the property and assets of the Transferor hereunder is [allocation] Dollars ($----------).

                  SIXTH: (a) The terms and conditions of the transaction set forth in these Articles of Transfer have been advised, authorized, and approved by the Transferor in the manner and by the vote required by its Charter and the laws of the State of Maryland by the execution of a Unanimous Consent of the Board of Directors and Stockholders in Lieu of Special Meeting dated November ___, 1997.

                         (b) The terms and  conditions  of the  transaction  set
forth in these Articles of Transfer have been advised, authorized and approved by the Transferee in the manner and by the vote required by its Operating Plan and the laws of the State of Maryland by the execution of a Consent by the Member dated _______________, 1997.

                  SEVENTH: The effective time of the transfer is the later of _____, 1997, or the time the State Department of Assessments and Taxation accepts the Articles of Transfer for record.

                  IN WITNESS WHEREOF, the Transferor, and the sole Member of the Transferee, has caused these Articles to be signed and acknowledged in its name and on its behalf by its President and its corporate seal to be affixed and attested by its Secretary on the day and year first above written, and each such signatory hereby acknowledges the same to be the act and deed of such Corporation and that to the best of his knowledge, information and belief, all matters and facts stated herein are true in all material respects, such statements being made under the penalty of perjury.

TRANSFEROR:       _________________________________


ATTEST:                                 ____________________________


__________________________________      By:__________________________(SEAL)
                    , Secretary                              , President


TRANSFEREE:       _________________________, LLC


ATTEST:                                     Mason-Dixon Bancshares, Inc.


__________________________________      By:_________________________(SEAL)
                    , Secretary            Thomas K. Ferguson, President
                                           Mason-Dixon Bancshares, Sole Member
                                           of ___________, LLC

                                 EXHIBIT 7.1.11

                         INDEMNITY AND ESCROW AGREEMENT



                  THIS Indemnity and Escrow Agreement (this "Indemnity and Escrow Agreement") is entered into as of the _________ day of ______________, 1997, by and among Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Rose Shanis & Co. and Stephen Corp. (collectively "Rose Shanis"), Norman J. Glick, Susan M. Glick, individually and as Personal Representative of the Estate of Stephen J. Glick, Susan M. Glick and Gail Glick, Trustees of the Marital Trust under the Last Will and Testament of Stephen J. Glick, Susan M. Glick and Gail Glick, Trustees of the Bypass Trust under the Last Will and Testament of Stephen J. Glick, Mitzi S. Glick and Eugene Schreiber, Trustees u/a Norman J. Glick dated May 14, 1997, FBO Robert S. Glick, and Mitzi S. Glick and Eugene Schreiber, Trustees u/a Norman J. Glick dated May 14, 1997, FBO Bonnie G. Dubin, the Ely Shanis Trust, and the Bernice Shanis Trust (Norman J. Glick and Susan M. Glick, individually and as Personal Representative of the Estate of Stephen J. Glick, Mitzi S. Glick and Eugene Schreiber, Trustees u/a Norman J. Glick dated May 14, 1997, FBO Robert S. Glick, Mitzi S. Glick and Eugene Schreiber, Trustees u/a Norman J. Glick dated May 14, 1997, FBO Bonnie G. Dubin, the Ely Shanis Trust, the Bernice Shanis Trust, Susan M. Glick and Gail Glick, Trustees of the Marital Trust under the Last Will and Testament of Stephen J. Glick, and Susan M. Glick and Gail Glick, Trustees of the Bypass Trust under the Last Will and Testament of Stephen J. Glick, are sometimes collectively called the "Owners"), Mason-Dixon Bancshares, Inc. ("Mason-Dixon"), ____________ and ______________ (the "Subsidiaries") and ________________ ("Escrow Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Asset Purchase Agreement as of ________________ , 1997 (the "Asset Purchase Agreement").

                                    RECITALS

                  Execution and delivery of this Indemnity and Escrow Agreement by Rose Shanis and the Owners is a condition to the obligations of Mason-Dixon and the Subsidiaries to close under the Asset Purchase Agreement. The Asset Purchase Agreement provides that a portion of the Purchase Price shall be held in escrow in accordance with the terms and conditions of this Indemnity and Escrow Agreement. Rose Shanis and the Owners have approved the transactions contemplated by the Asset Purchase Agreement ("Transactions") and desire to enter into this Indemnity and Escrow Agreement to induce Mason-Dixon and the Subsidiaries to consummate the Transactions. This Indemnity and Escrow Agreement shall be the exclusive mechanism for exercising Mason-Dixon's right to indemnification under the Asset Purchase Agreement. The Owners plan to liquidate Rose Shanis shortly after the date of this Indemnity and Escrow Agreement. The individuals named above as trustees under the Trusts identified above and the Personal Representative sign this Indemnity and Escrow Agreement solely in their fiduciary capacities and shall have no personal liability hereunder unless such individuals also sign this Indemnity and Escrow Agreement individually. The personal liability of Susan M. Glick is limited to the greater of the Escrowed Amount (as defined in Section 4.2) or the amount of the Purchase Price she receives as beneficiary of the Marital and Bypass Trusts under the Last Will and Testament of Stephen J. Glick.

                  NOW, THEREFORE, in consideration of and in reliance upon the promises and covenants in this Indemnity and Escrow Agreement, the parties agree as follows:

                  1.       Indemnification by Rose Shanis and the Owners.

                           1.1.   Rose  Shanis  and  the  Owners,   jointly  and
severally, subject to the limitations of Section 1.3, shall be liable for, indemnify Mason-Dixon and the Subsidiaries, their successors and assigns and their affiliates and each director, officer, employee and agent of each of the foregoing (each being sometimes called an "Indemnified Party" and collectively the "Indemnified Parties") with respect to, hold the Indemnified Parties harmless from, and reimburse the Indemnified Parties for, any claims, actions, demands, proceedings, losses, liabilities, damages (including incidental and consequential damages), expenses (including reasonable attorneys' fees), or diminution of value, whether or not involving a third-party claim, (collectively, the "Mason-Dixon Losses," and singly, a "Mason-Dixon Loss"), which arise out of or are in respect of, directly or indirectly:

                                    1.1.1. any breach of any  representation  or
warranty of Rose Shanis contained in the Asset Purchase Agreement;

                                    1.1.2. the breach of any covenant, agreement
or obligation of the Owners or Rose Shanis contained in the Asset Purchase Agreement; or

                                    1.1.3.  any claim by any third party arising
from any act or omission by Rose Shanis or its officers, employees, agents or affiliates relating to or arising out of the Business, including, but not limited to, claims relating to or arising out of the origination, purchase, servicing, collection or sale of Loans by Rose Shanis prior to and including the Closing Date, whether such a transaction was completed before, on or after the Closing Date (except with respect to any liability or obligation arising out of any action by Mason-Dixon or the Subsidiaries after the Closing Date).

The right to indemnification shall not be affected by an investigation conducted with respect to or any knowledge acquired by Mason-Dixon at any time, whether before or after the execution and delivery of this Indemnity and Escrow Agreement, with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant or obligation of Rose Shanis.

                           1.2.  Notice  of  Claim.  Promptly  after  notice  by
Mason-Dixon of any facts or events that may result in a Mason-Dixon Loss, Mason-Dixon shall give written notice ("Notice of Claim") to the Owners and the Escrow Agent. The Notice of Claim shall set forth the amount of the claim, or Mason-Dixon's then best estimate of the amount of the claim. Mason-Dixon shall furnish to the Owners, in reasonable detail, such information as Mason-Dixon may have with respect to such claim (including copies of any summons, complaint or other pleading which may have been served and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by Mason-Dixon in the performance of the foregoing shall reduce or otherwise affect the obligation of Rose Shanis and the Owners to indemnify and hold Mason-Dixon harmless, except to the extent that such failure or delay has adversely affected Rose Shanis or the Owners' ability to defend against, settle or satisfy the claim.

                           1.3.  Limitations.  The obligation of Rose Shanis and
the Owners to indemnify the Indemnified Parties is subject to the following limitations:

                                    1.3.1.  The  Indemnified  Parties shall look
first to the Escrowed Amount (as defined in Section 4.2) for the discharge of Rose Shanis and the Owners' obligations hereunder. Such action by the Indemnified Parties, however, shall not release or satisfy any of Rose Shanis' or the Owners' obligations hereunder to the Indemnified Parties, except to the extent satisfied out of the Escrowed Amount.

                                    1.3.2.  From the date hereof until the first
anniversary of this Indemnity and Escrow Agreement (__________, 1999) ("First Anniversary"), the obligation of Rose Shanis and the Owners to indemnify the Indemnified Parties with respect to any Mason-Dixon Loss incurred as a result of or in connection with any claim by any state or federal regulatory authority arising out of or relating to 16 C.F.R. ss. 444.4 (1997), as it may be amended, is limited to Notices of Claim made during this period in an aggregate amount of the Purchase Price.

                                    1.3.3.  From the date hereof until the First
Anniversary, the obligation of Rose Shanis and the Owners to indemnify the Indemnified Parties with respect to Mason-Dixon Losses not included in Section
1.3.2 is limited to Notices of Claim made during this period in an aggregate amount of $7,500,000.

                                    1.3.4.  From the First Anniversary until the
second anniversary of this Indemnity and Escrow Agreement (__________, 2000) ("Second Anniversary"), the obligation of Rose Shanis and the Owners to indemnify the Indemnified Parties with respect to Mason-Dixon Losses is limited to Notices of Claim made during this period in an aggregate amount of $4,000,000.

                                    1.3.5. From the Second Anniversary until the
third anniversary of this Indemnity and Escrow Agreement (__________, 2001) ("Termination Date"), the obligation of Rose Shanis and the Owners to indemnify the Indemnified Parties with respect to Mason-Dixon Losses is limited to Notices of Claim made during this period in an aggregate amount of $2,000,000.

                                    1.3.6.  Notwithstanding  any other provision
of this Indemnity and Escrow Agreement, the aggregate amount Rose Shanis and the Owners are obligated to pay under this Indemnity and Escrow Agreement shall not exceed $7,500,000 plus the amount paid under Section 1.3.2, but in no event shall Rose Shanis and the Owners pay more than the Purchase Price.

                  2. Mason-Dixon's Obligation to Mitigate. Except for claims asserted by third parties, Mason-Dixon shall exercise commercially reasonable efforts to mitigate the amount of any Mason-Dixon Loss.

                  3.       Rose Shanis and the Owners' Defense.

                           This Section applies only to claims asserted by third
parties. If the claim asserted by a Notice of Claim arises because of a claim or demand that is asserted by a third party, including, but not limited to, any governmental unit or a Rose Shanis borrower, Rose Shanis and the Owners shall have 15 days after the date of the Notice of Claim to notify Mason-Dixon in writing of their election to defend the claim on behalf of the Indemnified Party. If Rose Shanis and the Owners elect to defend the claim, the Indemnified Party shall make available to Rose Shanis and the Owners all records and other materials which are reasonably required in the defense of the claim and shall otherwise cooperate with and assist Rose Shanis and the Owners in the defense of the claim. So long as Rose Shanis and the Owners are defending the claim in good faith, the Indemnified Party shall not pay, settle or compromise the claim. If Rose Shanis and the Owners elect to defend the claim, the Indemnified Party shall have the right to participate in the defense of the claim, at its own expense. If Rose Shanis and the Owners do not elect to defend the claim, or do not defend the claim in good faith, then the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at Rose Shanis and the Owners' expense, to defend the claim or to pay or settle the claim. Notwithstanding any of the foregoing, (a) the Indemnified Party shall not have any obligation to participate in the defense of, or defend, the claim; and
(b) the Indemnified Party's defense of or its participation in the defense of the claim shall not in any way diminish the obligations of Rose Shanis and the Owners. Rose Shanis and the Owners shall not make any settlement of the claim without written consent of Mason-Dixon.

         4.       Creation of Escrow.

                           4.1. Appointment. Mason-Dixon, the Subsidiaries, Rose
Shanis and the Owners jointly appoint the Escrow Agent as the escrow agent for purposes of and to act in accordance with the terms and conditions hereof, and the Escrow Agent accepts such appointment.

                           4.2. Escrow Property.  At Closing,  Mason-Dixon shall
pay to the Escrow Agent a portion of the Purchase Price equal to $7,500,000 (such amount, less the amount of any payments by the Escrow Agent to Mason-Dixon in accordance with the terms hereof, is referred to as the "Escrowed Amount"). Notwithstanding such payment to the Escrow Agent, Mason-Dixon shall be deemed to have fully satisfied its obligation to pay such part of the Purchase Price payable pursuant to the Asset Purchase Agreement. Rose Shanis (or the Owners) will report all income earned on, or derived from, the Escrowed Amount as their income. The Escrowed Amount shall be received and maintained by the Escrow Agent in an account (the "Escrow Account") until paid out in accordance with the terms of this Indemnity and Escrow Agreement.

                           4.3.  Investments.  The Escrow Agent shall invest the
amounts in the Escrow Account in the direct obligations of, or in the obligations of any agency or authority of, the United States, any state of the United States and any political subdivision thereof, in any fund that invests only in such obligations, or in such other investments as are directed by a writing signed by Rose Shanis, the Owners and Mason-Dixon. The Escrow Agent shall not be required to invest any sums to the extent it reasonably determines that it will be required to distribute, use or otherwise expend such funds within 30 days. The Escrow Agent shall not be liable or otherwise responsible for any losses resulting from any investments provided for pursuant to this Indemnity and Escrow Agreement. All earnings in the Escrow Account shall be paid out to the Owners not less frequently than quarterly, within 30 days after the end of each calendar quarter.

                           4.4. Payment of Claims. The Indemnified Parties shall
be entitled to payment from the Escrow Account if Rose Shanis or the Owners are obligated to indemnify the Indemnified Party as provided in Section 1.

                           4.5.   Demand  for   Payment.   From  time  to  time,
Mason-Dixon may give written notice ("Demand for Payment") to the Owners and the Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim an Indemnified Party may have under Section 1 for which a Notice of Claim has been made and requesting payment of the claim from the Escrow Account.

                           4.6. Disputed Claims,  Arbitration.  If the Owners do
not object in writing to the Demand for Payment to the Escrow Agent and Mason-Dixon within 30 days after the date the Demand for Payment is given, the Escrow Agent shall pay the amount reported in the Demand for Payment to Mason-Dixon to the extent the Escrow Account contains sufficient funds for that purpose. If the Owners object to such payment, they shall give written notice to the Escrow Agent and Mason-Dixon of their objection to the payment of the claim (the "Objection Notice") within 30 days after the Demand for Payment was given. If the Objection Notice is timely given, the Escrow Agent shall make no payment to Mason-Dixon in respect of the claim reported in the Demand for Payment unless Mason-Dixon and the Owners jointly in writing instruct the Escrow Agent to make such payment. Mason-Dixon and the Owners shall make a good faith attempt to resolve the dispute. In the absence of joint instructions from Mason-Dixon and the Owners, upon written request by the Owners or Mason-Dixon made not earlier than 30 days after the Objection Notice is given, the Escrow Agent promptly shall refer the dispute concerning the Demand for Payment to the American Arbitration Association for settlement by arbitration in accordance with the Association's Commercial Arbitration Rules. Judgment upon any resulting arbitration award may be entered in any court of competent jurisdiction. As part of such award, the arbitrator may establish his fee and expenses in connection therewith, which Mason-Dixon shall promptly pay. However, any award in an Indemnified Party's favor shall be increased by a percentage of such fees and expenses equal to the same percentage of an Indemnified Party's claim that is awarded to an Indemnified Party in arbitration. Any award shall be a conclusive determination of the matter and shall be final and binding upon all parties. The Escrow Agent promptly shall pay the amount of any award in an Indemnified Party's favor to Mason-Dixon, to the extent the Escrow Account contains sufficient funds for that purpose. Arbitration proceedings shall be held in Baltimore, Maryland, unless the Owners and Mason-Dixon agree upon another location.

                           4.7.  Periodic  Determination of Escrowed Amount.  On
the first anniversary hereof (the "First Determination Date"), the Escrow Agent shall determine the amount of any Notices of Claim and Demands for Payment made against the Escrow Account, the validity and amount of which have not been determined or the validity and amount of which have been determined, but which have not been paid. This amount is called the "Reserve." The Escrow Agent shall pay to the Owners an amount from the Escrow Account equal to the Escrowed Amount minus the Reserve and minus $4,000,000, to the extent the Escrow Account contains sufficient funds for that purpose.

                           Each time an  arbitration  award is made  regarding a
claim after the First Determination Date and before the Second Determination Date (as defined below), the Escrow Agent shall pay to the Owners an amount from the Escrow Account equal to the Escrowed Amount minus the then Reserve and minus $4,000,000, to the extent the Escrow Account contains sufficient funds for that purpose.

                           On  the  second   anniversary   hereof  (the  "Second
Determination Date"), the Escrow Agent shall determine the then amount of the Reserve and shall pay to the Owners an amount from the Escrow Account equal to the Escrowed Amount minus the Reserve and minus $2,000,000, to the extent the Escrow Account contains sufficient funds for that purpose.

                           Each time an  arbitration  award is made  regarding a
claim after the Second Determination Date and before the Termination Date (as defined below), the Escrow Agent shall pay to the Owners an amount from the Escrow Account equal to the Escrowed Amount minus the then Reserve and minus $2,000,000, to the extent the Escrow Account contains sufficient funds for that purpose.

                           On the  Termination  Date,  the  Escrow  Agent  shall
determine the then amount of the Reserve and shall pay to the Owners an amount from the Escrow Account equal to the Escrowed Amount minus the Reserve, to the extent the Escrow Account contains sufficient funds for that purpose. The Escrow Agent shall hold all amounts withheld until the claims described above are resolved. Upon resolution of any claims in favor of an Indemnified Party, the amount thereof shall be paid to the Indemnified Party. Upon resolution of all claims, the remaining amount shall be distributed to the Owner.

                           No transfer to the Owners  under this  Section  shall
affect (i) any rights of any Indemnified Party with respect to pending claims for which an amount is held under this paragraph, or (ii) the continuing obligation of indemnity of Rose Shanis and Owners under Section 1 for the period set forth therein.

                           4.8.  Escrow  Agent's  Responsibility;   Resignation;
Removal.

                                    4.8.1.  The Escrow  Agent  shall  retain the
Escrowed Amount in accordance with the terms and conditions of this Indemnity and Escrow Agreement, and shall be under no responsibility or obligation other than to follow the provisions hereof.

                                    4.8.2.  The  Escrow  Agent may resign at any
time upon 30 days written notice to Mason-Dixon and the Owners; within 20 days after receipt of such notice, Mason-Dixon shall select an independent bank or trust company to serve as the successor Escrow Agent, subject to the reasonable consent of the Owners (which consent shall not be unreasonably withheld or delayed). In the event a successor is not selected and agreed upon within the time described above, the Escrow Agent may deposit the Escrowed Amount into a court of competent jurisdiction and request that the court appoint or cause the parties to appoint a successor Escrow Agent. Upon such deposit, the Escrow Agent shall be relieved of all future responsibilities under this Indemnity and Escrow Agreement.

                                    4.8.3.  The  Escrow  Agent may be removed at
any time upon written notice from both Mason-Dixon and the Owners.

                           4.9. No Liability of Escrow  Agent.  The Escrow Agent
shall not be liable for any act or omission in good faith and in the absence of fraud or willful misconduct. The Escrow Agent shall in all cases be entitled to rely upon and be fully protected in acting or in refraining from acting under this Indemnity and Escrow Agreement in accordance with any and all written notifications received by it in accordance with this Indemnity and Escrow Agreement.

                           4.10.  Indemnification  of Escrow Agent.  Mason-Dixon
and the Owners hereby agree to indemnify and hold the Escrow Agent harmless from and against any and all actions, suits, proceedings, losses, liabilities, damages, costs and expenses (including attorneys' and experts' fees, costs of investigation, court costs, and sums expended in settlement of claims or litigation, pending or threatened) arising out of or in connection with this Indemnity and Escrow Agreement, the failure of any party to perform its obligations hereunder, or arising out of or in connection with any action or failure to act in good faith by the Escrow Agent from and after the date of this Indemnity and Escrow Agreement, save only any action or failure to act by the Escrow Agent that constitutes fraud or willful misconduct.

                           4.11.   Compensation.   The  Escrow  Agent  shall  be
entitled to reasonable compensation for all services rendered by it under this Indemnity and Escrow Agreement as provided for in Schedule A attached hereto. Such compensation shall be borne 50% by Rose Shanis and the Owners and 50% by Mason-Dixon and the Subsidiaries.

                           4.12.  Successor  Escrow  Agent.  If the Escrow Agent
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association, without any further act, shall be the successor Escrow Agent with the same effect as if it had been named as the Escrow Agent herein, unless Mason-Dixon and the Owners provide otherwise.

                  5.       Miscellaneous.

                           5.1.  Representations,  Warranties  and  Covenants of
Rose Shanis and the Owners. Rose Shanis and the Owners hereby represent, warrant and covenant to Mason-Dixon, the Subsidiaries and the Escrow Agent that they have the full right, power and authority to enter into this Indemnity and Escrow Agreement; this Indemnity and Escrow Agreement constitutes their valid, legal and binding obligations, enforceable against them in accordance with its terms; and no set-off, counterclaim or other defense to enforcement of this Indemnity and Escrow Agreement exists or may be asserted by them in connection herewith.

                           5.2.   Governing   Law.  This  Indemnity  and  Escrow
Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Maryland without giving effect to the conflict of law rules thereof.

                           5.3.  Notices.   All  notices,   writings  and  other
communications required or permitted to be given pursuant to this Indemnity and Escrow Agreement shall be in writing and shall be given by hand-delivery or transmitted by United States certified mail, return receipt requested, postage prepaid, or via overnight carrier, to the addresses set forth below:

         If to Rose Shanis
         or the Owners:             Norman J. Glick



     With a copy to:      Adelberg, Rudow, Dorf, Hendler & Sameth, LLC
                          600 Mercantile Bank & Trust Building
                          2 Hopkins Plaza
                          Baltimore, Maryland 21201
                          Attn: David B. Rudow, Esquire

     If to Mason-         Mason-Dixon Bancshares, Inc.
     Dixon or the         45 West Main Street
     Subsidiaries         Westminster, Maryland 21157
                          Attn: Thomas K. Ferguson, President and CEO

     With a copy to:     Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
                         233 East Redwood Street
                         Baltimore, Maryland 21202
                         Attn:  Carla Stone Witzel, Esquire

     If to Escrow Agent:

     With a copy to:

Each notice shall be deemed to have been received: (i) for hand deliveries, on the date of transmittal; (ii) for mailing, on the day following such mailing; and (iii) for overnight deliveries, on the day following such transmittal. The parties shall have the right to change their respective addresses set forth in this Section by giving notice of such change in accordance with this Section.

                           5.4. Entire Agreement. The Recitals are a substantive
part of this Indemnity and Escrow Agreement. This Indemnity and Escrow Agreement together with all other agreements and documents executed by the parties in connection with the Transactions represents the entire agreement between the parties and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to the subject matter hereof.

                           5.5.   Counterparts.   This   Indemnity   and  Escrow
Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties.

                  IN WITNESS WHEREOF, this Indemnity and Escrow Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                 ROSE SHANIS & CO., INC.


                                 By:______________________________________(SEAL)


                                 ROSE SHANIS SONS, INC.


                                 By:______________________________________(SEAL)


                                 ROSE SHANIS & CO.


                                 By:______________________________________(SEAL)
                                    Trustee, Ely Shanis Trust,
                                    General Partner

                                 By:______________________________________(SEAL)
                                 Trustee, Bernice Shanis Trust,
                                 General Partner


                                 By:______________________________________(SEAL)
                                 Norman J. Glick, General Partner


                                 By:______________________________________(SEAL)
                                 Susan M. Glick, Personal Representative
                                 of the Estate of Stephen J. Glick,
                                 General Partner


                                 STEPHEN CORP.


                                 By:______________________________________(SEAL)


                                 NORMAN J. GLICK


                                 _________________________________________(SEAL)


                                 SUSAN M. GLICK


                                 _________________________________________(SEAL)



                                 SUSAN M. GLICK, PERSONAL
                                 REPRESENTATIVE OF THE
                                 ESTATE OF STEPHEN J. GLICK


                                 _________________________________________(SEAL)



                                 _________________________________________(SEAL)
                                 Mitzi S. Glick, Trustee u/a Norman J.Glick dated May 14, 1997, FBO Robert S. Glick

                                 _________________________________________(SEAL)
                                 Eugene  Schreiber, Trustee u/a Norman J.
                                 Glick dated May 14, 1997, FBO Robert  S. Glick


                                 _________________________________________(SEAL)
                                 Mitzi S. Glick, Trustee u/a Norman J. Glick dated May 14, 1997, FBO Bonnie G. Dubin


                                 _________________________________________(SEAL)
                                 Eugene Schreiber, Trustee u/a Norman J. Glick dated May 14, 1997, FBO Bonnie G. Dubin


                                 _________________________________________(SEAL)
                                          , Trustee, Ely Shanis Trust


                                 _________________________________________(SEAL)
                                          , Trustee, Bernice Shanis Trust


                                 _________________________________________(SEAL)
                                 Susan M. Glick and Gail Glick, Trustees of Marital Trust under the Last Will and Testament of Stephen J. Glick


                                 _________________________________________(SEAL)
                                 Susan M. Glick, Trustee


                                 _________________________________________(SEAL)
                                 Gail Glick, Trustee


                                 _________________________________________(SEAL)
                                 Susan M. Glick and Gail Glick, Trustees under Bypass Trust under the Last Will and Testament of Stephen J. Glick


                                 _________________________________________(SEAL)
                                 Susan M. Glick, Trustee


                                 _________________________________________(SEAL)
                                 Gail Glick, Trustee

                                 MASON-DIXON BANCSHARES, INC.


                                 By:______________________________________(SEAL)
                                       Thomas K. Ferguson, President


                                 -----------------------------


                                 By:______________________________________(SEAL)
                                                            , President



                                 -----------------------------


                                 By:______________________________________(SEAL)
                                                            , President

----------------------------



By:_________________________(SEAL)
                  Escrow Agent

                                 EXHIBIT 7.1.12

                                 KAHN AGREEMENT


                  THIS AGREEMENT, made as of the _____ day of ________________, 1998, by and between Bay Finance, LLC, a Maryland limited liability company ("Bay Finance") and William R. Kahn ("Kahn").

                                R E C I T A L S:

                  A. Bay Finance is engaged in the consumer finance business ("the Business"); and

                  B. Bay Finance desires to engage Kahn to perform certain consulting services; and

                  C. Kahn desires to work for Bay Finance; and

                  D. Bay Finance and Kahn desire to set forth in writing the terms and conditions of their agreements and understandings.

                  NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties, intending to be legally bound, agree that the following terms and conditions shall apply:

                  1. ENGAGEMENT - Bay Finance agrees to engage Kahn, and Kahn agrees to perform consulting services for Bay Finance, upon the terms and conditions set forth in this Agreement.

                  2. TERM - The term of this Agreement (the "Term") shall be for a period of two (2) years commencing on the date first written above, and ending exactly two (2) years after such date.

                  3. DUTIES OF KAHN -

                           3.1 Kahn  agrees  to serve  as a  consultant  for Bay
Finance and to perform the duties on behalf of Bay Finance as shall from time to time be mutually agreed between Bay Finance and Kahn.

                           3.2  Kahn  covenants  and  agrees  that at all  times
during the term of this Agreement, Kahn shall not, directly or indirectly: engage or participate in any activities at any time during the term of this Agreement which interferes with the performance of Kahn's duties or otherwise conflicts with the best interests of Bay Finance, render services to or for, or be employed by, any person, firm or corporation or other organization for compensation, nor engage in any activity or maintain an interest in any enterprise that competes with the interests of Bay Finance, whether Kahn is acting individually or as an officer, director, employee, shareholder, partner or fiduciary.

                  4. PAYMENTS TO KAHN - Subject to the provisions of this Agreement, Bay Finance shall pay Kahn as his full payment for services rendered under this Agreement at the rate of Fifty-five Thousand Dollars ($55,000)per year, payable in equal monthly installments. Kahn will be an independent contractor with respect to all services provided to Bay Finance under this Agreement; it being the understanding of the parties that Kahn and not Bay Finance shall be solely responsible for any and all wages, benefits, workers' compensation and other insurance, FICA/FUTA, income tax withholding, etc.

                  Kahn agrees to indemnify and hold Bay Finance harmless for his failure to pay taxes or insurance, with respect to services provided under this Agreement.

                  5. RESTRICTIVE COVENANTS -

                           5.1 Organizing or Engaging in Competitive  Business -
During the period Kahn provides services to Bay Finance, and for a period of two
(2) years following the date Kahn is last entitled to payments from Bay Services hereunder, Kahn agrees that he will not directly or indirectly, either as an officer, stockholder, director, employee, representative, agent, partner, sole proprietor or in any other manner or capacity, undertake planning for or organize or engage in any business activity within the "Restricted Areas", as hereinafter defined, which is competitive with Bay Finance's Business, or combine or act in concert with employees or representatives of Bay Finance's sources of referrals for the purpose of organizing or engaging in any such competitive business activity. "Restricted Areas" shall, for purposes of this Agreement, mean the entire State of Maryland, the District of Columbia, and those counties in states in which either (a) Bay Finance conducts any business during the term of this Agreement, or (b) Bay Finance's sources of referral during the term of this Agreement are located. During the first year of this Agreement, for purposes of Article 5, the term of this Agreement shall be deemed to include periods of Kahn's employment with Rose Shanis & Co., Inc. or any entity affiliated with it.

                           5.2 Anti-Solicitation: Customers and Referral Sources
- Other than on behalf of Bay Finance during the period Kahn is entitled to payments from Bay Finance, and for a period of two (2) years following the date on which Kahn is last entitled to receive such payments, Kahn shall not within the Restricted Areas, either as an officer, stockholder, director, employee, representative, partner, sole proprietor or in any other manner or capacity, solicit or accept business for the purpose of making loans, directly or indirectly, from any of Bay Finance's customers, nor shall Kahn solicit or accept customers from any of Bay Finance's sources of referral. For the purposes of this Agreement, "Bay Finance's customers" shall mean any person, corporation or other entity to which Bay Finance is providing financing or other lending services as of the date on which Kahn ceases to be entitled to payment from Bay Finance, or to which Bay Finance (or Rose Shanis & Co., Inc. or any entity affiliated with it) provided such services during the one (1) year period preceding such date. For the purposes of this Agreement, "Bay Finance's sources of referrals" shall mean any person or corporation or other entity which has referred a customer or customers for the purpose of making a loan from Bay Finance (or Rose Shanis & Co., Inc. or any entity affiliated with it) during the three year period preceding the last date on which Kahn is entitled to receive payment from Bay Finance hereunder.

                           5.3 Anti-Solicitation.  - During the period that Kahn
provides services to Bay Finance, and for a period of ten (10) years following the date on which he is last entitled to receive payment from Bay Services hereunder, Kahn agrees that he will not, directly or indirectly, induce or influence or seek to induce or influence any person who has been engaged by Bay Finance as an executive, employee, manager, salesman, independent contractor or otherwise, to terminate his or her relationship with Bay Finance or employ or have an interest in (as owner, stockholder, partner, co-venturer, director, officer or employee) any person or entity who employs any person employed by Bay Finance or Rose Shanis & Co., Inc. or any entity affiliated with it at any time during the one (1) year period preceding the date hereof.

                           5.4  Business and Trade  Secrets - Kahn  specifically
agrees that he will not at any time, whether during or subsequent to the period of time he is entitled to payment from Bay Finance hereunder, in any fashion, form, or manner, unless specifically consented to in writing by Bay Finance, either directly or indirectly, use or divulge, disclose or communicate to any person, firm, or corporation, in any manner whatsoever, any confidential information of any kind, nature, or description concerning any matters affecting or relating to the business of Bay Finance, including, without limiting the generality of the foregoing, the names, contact persons, habits, or practices of any of its customers; the business, financial, and marketing strategies, forecasts, methods, procedures, techniques, practices, and standards of Bay Finance; or confidential business or financial information, including Bay Finance's financial and planning data, compilations of business and financial data, records, reports, studies, manuals, memoranda, notebooks, files, documents, correspondence, and other confidential business or financial information of, about, or concerning the business of Bay Finance, its manner of operation, or other confidential data of any kind, nature or description, the parties stipulating that as between them, the same are important, material and confidential business and trade secrets and affect the successful conduct of Bay Finance's business and its goodwill, and that any breach in whole or in part of any term of this section is a material breach of this Agreement.

                           5.5  Corporate  Opportunity  - During the period that
Kahn provides services to Bay Finance, Kahn shall bring to the attention of Bay Finance and shall use his best efforts to make available to Bay Finance any opportunities related to Bay Finance's Business. Kahn may participate in any such opportunity for his own account only if such opportunity is first brought to the attention of the chief executive officer of Bay Finance who determines that Bay Finance will not participate in such opportunity and who gives the Kahn written approval to participate in such opportunity.

                           5.6   Ownership   Covenant  -  All  files,   records,
compilations, reports, studies, manuals, memoranda, notebooks, documents, databases, correspondence, and other confidential information or records and similar items relating to the Business of Bay Finance, whether prepared by Kahn or otherwise coming into his possession, are, and shall remain, the exclusive property of Bay Finance, and shall be promptly delivered up to Bay Finance upon the request of Bay Finance.

                           5.7  Enforcement  - Bay Finance and Kahn  acknowledge
that the parties have entered into this Agreement as an inducement to the acquisition of the assets of Rose Shanis & Co., Inc. and related entities and Kahn is engaged in a position where he will have access to business and trade secrets, and will be rendering personal services of a special, unique, unusual or extraordinary character. In recognition of these facts, Kahn agrees that the breach by Kahn of the covenants of this Agreement could not reasonably or adequately be compensated in damages in an action at law and that Bay Finance by reason thereof shall be entitled to preliminary and permanent injunctive relief, which may include, but shall not be limited to, restraining Kahn from rendering any service that would breach such covenants. In addition, in the event of a breach of such covenants by Kahn, Kahn agrees to pay Bay Finance for the attorneys' fees and other costs incurred by Bay Finance in seeking damages and/or injunctive relief on account of such breach. However, no remedy conferred by the specific provisions of this Section 5 is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                           5.8  Modification  of  Restrictions  - If  any of the
provisions of this Section 5 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though invalid or unenforceable parts had not been included therein. In the event that any provision of this Section 5 relating to the time period and/or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the time period and/or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

                           5.9 Remedy for Breach - The  parties  recognize  that
the services to be rendered under this Agreement by Kahn are of a special and unique character, and that in the event of the breach by Kahn of the terms and conditions of this Agreement to be performed by him, or in the event Kahn shall, in violation of the restrictions set forth in this section, engage in any business in competition with Bay Finance's Business or disclose to such person, firm or corporation Bay Finance's methods, secrets or systems, then Bay Finance shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, at law and/or in equity, to obtain damages for any breach of this Agreement, and to enforce the specific performance hereof and to enjoin Kahn from violating these Restrictive Covenants. Nothing herein contained shall be construed to prevent Bay Finance's election of any such remedy in the event of the breach of this Agreement by Kahn.

                           5.10 The  provisions of this Section 5 are applicable
regardless of the reason for the termination of Kahn's services.

                  6. ABSENCE OF RESTRICTIONS - Kahn represents and warrants to Bay Finance that:

                           6.1 As of the commencement  date of the Term, Kahn is
not subject to any restrictive covenant.

                           6.2 Kahn is not  under  any  obligation  to any other
party inconsistent with or in conflict with this Agreement or which would prevent, limit or impair in any way his performance of his obligations under this Agreement.

                  7. TERMINATION -

                           7.1  Notwithstanding  any other provision hereof, Bay
Finance may terminate Kahn's engagement under this Agreement at any time for cause in which event its obligations to Kahn hereunder shall cease. Such a termination shall be evidenced by written notice to Kahn, which shall specify the cause for termination, which termination shall be effective immediately upon giving such notice. For purposes hereof, the term "cause" shall include, without limitation, the following: dishonesty; theft; conviction of a crime; unethical business conduct; a material breach of this Agreement; willful insubordination; or other action or omission to act that in the opinion of Bay Finance may materially adversely affect Bay Finance's business or operations.

                           In the event Bay Finance  terminates  Kahn's services
under this Agreement for a reason other than for cause, then Kahn shall be entitled to receive as his full remedy the amounts he would have received under
Section 4.1 had his engagement continued in effect for the remainder of the Term, subject to standard principles of mitigation. Prior to receiving any payment, Kahn shall be required to sign and become bound by a release prepared by Bay Finance confirming that Kahn will accept such amount as the exclusive remedy and shall not pursue any other claims against Bay Finance, entities affiliated with Bay Finance, or their officers, employees, and agents arising out of or related to Kahn's engagement hereunder (including the termination of such engagement).

                           7.2 Upon termination of Kahn's  engagement under this
Agreement, this Agreement and all of the rights, duties and obligations hereunder shall terminate, except that the restrictions imposed on Kahn as set forth in Section 5 and the remedies available to Bay Finance as set forth in this Agreement shall remain in effect.

                  8. BURDEN AND BENEFIT - This Agreement shall be binding upon, and shall inure to the benefit of Bay Finance and Kahn, and their respective heirs, personal and legal representatives, successors and assigns.

                  9. GOVERNING LAW - In view of the fact that the principal office of Bay Finance is located in the State of Maryland, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Maryland. The parties agree that the personal jurisdiction and venue of any action brought under this Agreement shall be in courts in Maryland.

                  10. SEVERABILITY - The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

                  11. BAY FINANCE - As used herein, the term "Bay Finance" shall include any corporation or other entity which succeeds to the business of Bay Finance and to which Bay Finance assigns its rights and obligations hereunder.

                  12. NOTICES -

                           12.1 All notices and  communications  hereunder shall
be in writing and shall be deemed given when either hand delivered or sent postage prepaid by registered or certified mail, return receipt requested to the parties as follows:

                  To Bay Finance:


                  With a copy to:  Gordon, Feinblatt, Rothman,
                                   Hoffberger & Hollander, LLC
                                   233 East Redwood Street
                                   Baltimore, Maryland  21202
                                   Attn:  Carla Stone Witzel, Esquire

                  To Kahn:

                  With a copy to:  Edward F. Patz, Esquire
                                   39 Island Estates Parkway
                                   Palm Coast, Florida 32137

                           12.2  Either  party may change its address by written
notice in accordance with this section.

                  13. COVENANT NOT TO SUE - Kahn hereby covenants and agrees not to make or assert any claim or commence or maintain any suit, action or proceeding against Bay Finance, or any of Bay Finance's subsidiaries or affiliates, in respect of any matter on account of or arising out of, related to or concerning, whether directly or indirectly, proximately or remotely, Kahn's employment by Rose Shanis & Co., Inc., or any of its affiliates prior to the date hereof, except for a claim based on a default by Bay Finance under any promissory note payable to Kahn which has been assumed in writing by Bay Finance.

                  14. ENTIRE AGREEMENT - This Agreement contains the entire agreement and understanding by and between Bay Finance and Kahn with respect to the engagement of Kahn to perform consulting services and the obligations of Bay Finance to Kahn and no representations, promises, agreements, or understandings, written or oral, not contained herein shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or in any other time.

                  15. RECITALS - The foregoing recitals are made a substantive part of this Agreement.

                  IN WITNESS WHEREOF, Bay Finance and Kahn have duly executed this Agreement under seal as of the day and year first above written.

                                      BAY FINANCE, LLC


______________________________        By:_________________________________(SEAL)


______________________________        ____________________________________(SEAL)
                                      William R. Kahn

                                 EXHIBIT 7.1.17

                      SHAREHOLDERS' EQUITY ESCROW AGREEMENT



                  This Shareholders' Equity Escrow Agreement, dated as of ____________, 199_ (the "Closing Date"), among Mason-Dixon Bancshares, Inc.,
__________ and __________ (collectively "Mason-Dixon") and Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Rose Shanis & Co. and Stephen Corp. (collectively "Rose Shanis") and ___________, a ___________, as escrow agent ("Escrow Agent").

                                    RECITALS

                  Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Asset Purchase Agreement as of ________________ , 1997 (the "Asset Purchase Agreement"). Execution and delivery of this Shareholders' Equity Escrow Agreement by Rose Shanis is a condition to the obligations of Mason-Dixon to close under the Asset Purchase Agreement. The Asset Purchase Agreement provides that a portion of the Purchase Price shall be held in escrow in accordance with the terms and conditions of this Shareholders' Equity Escrow Agreement. Rose Shanis has approved the transactions contemplated by the Asset Purchase Agreement ("Transactions") and desires to enter into this Shareholders' Equity Escrow Agreement to induce Mason-Dixon to consummate the Transactions.

                  NOW, THEREFORE, in consideration of and in reliance upon the promises and covenants in this Shareholders' Equity Escrow Agreement, the parties agree as follows:

                  1.       Establishment of Escrow

                           1.1.  Mason-Dixon is depositing  with Escrow Agent an
amount equal to $2,000,000 in immediately available funds (as increased by any earnings thereon and as reduced by any losses on investments, the "Escrow Fund"). Notwithstanding such payment to the Escrow Agent, Mason-Dixon shall be deemed to have fully satisfied its obligation to pay such part of the Purchase Price payable pursuant to the Asset Purchase Agreement. Rose Shanis (or the owners of Rose Shanis) will report all income earned on, or derived from, the Escrow Fund as their income. Escrow Agent acknowledges receipt thereof.

                           1.2.  Escrow  Agent  hereby  agrees  to act as escrow
agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

                  2.       Investment of  Funds

                  Escrow Agent shall invest the Escrow Fund in the direct obligations of, or in the obligations of any agency or authority of, the United States, any state of the United States and any political subdivision thereof, in any fund that invests only in such obligations, or in such other investments as are directed by a writing signed by Rose Shanis and Mason-Dixon. Escrow Agent shall not be required to invest any sums to the extent it reasonably determines that it will be required to distribute, use or otherwise expend such funds within 30 days. Escrow Agent shall not be liable or otherwise responsible for any losses resulting from any investments provided for pursuant to this Shareholders' Equity Escrow Agreement.

                  3.        Claims

                           3.1. If Mason-Dixon gives a notice to Rose Shanis and
Escrow Agent stating that the Adjustment Amount has been determined in accordance with Section 5.2 of the Asset Purchase Agreement and specifying the dollar amount payable to Mason-Dixon pursuant to Section 5.2 of the Asset Purchase Agreement as a result of such determination, on the 10th business day following such notice Escrow Agent shall pay to Mason-Dixon the dollar amount so specified from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether the Adjustment Amount has been determined in accordance with the requirements of the Asset Purchase Agreement.

                           3.2.  Escrow Agent shall pay and  distribute the then
remaining amount of the Escrow Fund, including any income earned on the Escrow Fund, to Rose Shanis.

                           3.3. If Rose Shanis gives a notice to Mason-Dixon and
Escrow Agent prior to the 10th business day following Mason-Dixon's notice referred to in Section 3.1, Escrow Agent shall make no payment to Mason-Dixon in the absence of joint instructions from Mason-Dixon and Rose Shanis. Mason-Dixon and Rose Shanis shall make a good faith attempt to resolve their dispute. Upon written request by Rose Shanis or Mason-Dixon made not more than 10 days after Rose Shanis' notice, Escrow Agent promptly shall refer the dispute concerning the Escrow Fund to the American Arbitration Association for settlement by arbitration in accordance with the Association's Commercial Arbitration Rules. Judgment upon any resulting arbitration award may be entered in any court of competent jurisdiction. As part of such award, the arbitrator may establish his fee and expenses in connection therewith, which Mason-Dixon shall promptly pay. However, any award in a party's favor shall be increased by a percentage of such fees and expenses equal to the same percentage of a party's claim that is awarded to a party in arbitration. Any award shall be a conclusive determination of the matter and shall be final and binding upon all parties. Escrow Agent promptly shall pay the amount of any award to the prevailing party to the extent the Escrow Fund contains sufficient funds for that purpose. Arbitration proceedings shall be held in Baltimore, Maryland, unless Rose Shanis and Mason-Dixon agree upon another location.

                  4.       Termination of Escrow

                  On May 31, 1998, Escrow Agent shall pay and distribute the then amount of the Escrow Fund to Rose Shanis, unless prior thereto Mason-Dixon has notified Escrow Agent to make no disbursement of the Escrow Fund. In that case the entire Escrow Fund shall be retained by Escrow Agent until it receives joint written instructions of Rose Shanis and Mason-Dixon. Upon written request by Rose Shanis or Mason-Dixon, Escrow Agent promptly shall refer the dispute to arbitration as described above in Section 3.3.

                  5.       Escrow Agent's Responsibility; Resignation; Removal.

                           5.1.  Escrow  Agent  shall  retain the Escrow Fund in
accordance  with the terms and  conditions of this  Shareholders'  Equity Escrow
Agreement, and shall be under no responsibility or obligation other than to follow the provisions hereof.

                           5.2. Escrow Agent may resign at any time upon 30 days
written notice to Mason-Dixon and Rose Shanis; within 20 days after receipt of such notice, Mason-Dixon shall select an independent bank or trust company to serve as the successor Escrow Agent, subject to the reasonable consent of Rose Shanis (which consent shall not be unreasonably withheld or delayed). In the event a successor is not selected and agreed upon within the time described above, Escrow Agent may deposit the Escrow Fund into a court of competent jurisdiction and request that the court appoint or cause the parties to appoint a successor Escrow Agent. Upon such deposit, Escrow Agent shall be relieved of all future responsibilities under this Shareholders' Equity Escrow Agreement.

                           5.3.  Escrow  Agent may be  removed  at any time upon
written notice from both Mason-Dixon and Rose Shanis.

                           5.4. No Liability of Escrow Agent. Escrow Agent shall
not be liable for any act or omission in good faith and in the absence of fraud or willful misconduct. Escrow Agent shall in all cases be entitled to rely upon and be fully protected in acting or in refraining from acting under this Shareholders' Equity Escrow Agreement in accordance with any and all written notifications received by it in accordance with this Escrow Agreement.

                           5.5. Indemnification of Escrow Agent. Mason-Dixon and
Rose Shanis hereby agree to indemnify and hold Escrow Agent harmless from and against any and all actions, suits, proceedings, losses, liabilities, damages, costs and expenses (including attorneys' and experts' fees, costs of investigation, court costs, and sums expended in settlement of claims or litigation, pending or threatened) arising out of or in connection with this Shareholders' Equity Escrow Agreement, the failure of any party to perform its obligations hereunder, or arising out of or in connection with any action or failure to act in good faith by Escrow Agent from and after the date of this Shareholders' Equity Escrow Agreement, save only any action or failure to act by the Escrow Agent that constitutes fraud or willful misconduct.

                           5.6. Compensation.  Escrow Agent shall be entitled to
reasonable compensation for all services rendered by it under this Shareholders' Equity Escrow Agreement as provided for in Schedule A attached hereto. Such compensation shall be borne 50% by Rose Shanis and 50% by Mason-Dixon.

                           5.7.   Successor   Escrow  Agent.   If  Escrow  Agent
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association, without any further act, shall be the successor Escrow Agent with the same effect as if it had been named as Escrow Agent herein, unless Mason-Dixon and Rose Shanis provide otherwise.

                  6.       Miscellaneous.

                           6.1. Governing Law. This Shareholders'  Equity Escrow
Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Maryland without giving effect to the conflict of law rules thereof.

                           6.2.  Notices.   All  notices,   writings  and  other
communications required or permitted to be given pursuant to this Shareholders' Equity Escrow Agreement shall be in writing and shall be given by hand-delivery or transmitted by United States certified mail, return receipt requested, postage prepaid, or via overnight carrier, to the addresses set forth below:

   If to Rose Shanis:         Norman J. Glick

   With a copy to:     Adelberg, Rudow, Dorf, Hendler & Sameth, LLC
                       600 Mercantile Bank & Trust Building
                       2 Hopkins Plaza
                       Baltimore, Maryland  21201
                       Attn:  David B. Rudow, Esquire

   If to Mason-Dixon:  Mason-Dixon Bancshares, Inc.
                       45 West Main Street
                       Westminster, Maryland  21157
                       Attn: Thomas K. Ferguson, President and CEO

   With a copy to:     Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
                       233 East Redwood Street
                       Baltimore, Maryland  21202
                       Attn:  Carla Stone Witzel, Esquire

   If to Escrow Agent:

   With a copy to:

Each notice shall be deemed to have been received: (i) for hand deliveries, on the date of transmittal; (ii) for mailing, on the day following such mailing; and (iii) for overnight deliveries, on the day following such transmittal. The parties shall have the right to change their respective addresses set forth in this Section by giving notice of such change in accordance with this Section.

                           6.3.  Entire  Agreement.  This  Shareholders'  Equity
Escrow Agreement together with all other agreements and documents executed by the parties in connection with the Transactions represents the entire agreement between the parties and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to the subject matter hereof.

                           6.4.  Counterparts.  This Shareholders' Equity Escrow
Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties.

                  IN WITNESS WHEREOF, this Shareholders' Equity Escrow Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                      ROSE SHANIS & CO., INC.


                                      By: _______________________________(SEAL)

                                      ROSE SHANIS SONS, INC.


                                      By: _______________________________(SEAL)


                                      ROSE SHANIS & CO.


                                      By: _______________________________(SEAL)
                                      Trustee, Ely Shanis Trust,
                                      General Partner


                                      By: _______________________________(SEAL)
                                      Trustee, Bernice Shanis Trust,
                                      General Partner


                                      By: _______________________________(SEAL)
                                      Norman J. Glick, General Partner


                                      By: _______________________________(SEAL)
                                      Susan M. Glick, Personal Representative
                                      of the Estate of Stephen J. Glick,
                                      General Partner


                                      STEPHEN CORP.


                                      By: _______________________________(SEAL)


                                      MASON-DIXON BANCSHARES, INC.


                                      By: _______________________________(SEAL)
                                      Thomas K. Ferguson, President



                                      -----------------------------


                                      By: _______________________________(SEAL)
                                                              , President

                                      -----------------------------


                                      By: _______________________________(SEAL)
                                                              , President




Escrow Agent:


By:___________________________

                                  EXHIBIT 7.2.1

              OPINION OF MASON-DIXON AND THE SUBSIDIARIES' COUNSEL


                              --------------, ----


Owners of Rose Shanis & Co., Inc.,
 Rose Shanis Sons, Inc., Rose Shanis & Co.
 and Stephen Corp.
c/o Norman J. Glick
313 N. Howard Street
Baltimore, Maryland 21201

                  Re: Asset Purchase Agreement among Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Rose Shanis & Co. and Stephen Corp., and their respective Owners, and Mason-Dixon Bancshares, Inc.

Ladies and Gentlemen:

                  We have acted as counsel to Mason-Dixon Bancshares, Inc., a Maryland corporation ("Mason-Dixon"), and two of its subsidiaries, Bay Finance, LLC, a Maryland limited liability company ("Consumer Finance Subsidiary"), and Bay Insurance, LLC, a Maryland limited liability company ("Insurance Agent Subsidiary") (collectively, the "Subsidiaries") in connection with the purchase (the "Purchase") by Mason-Dixon and the Subsidiaries of substantially all of the Assets of Rose Shanis & Co., Inc., a Maryland corporation, Rose Shanis Sons, Inc., a Maryland corporation, Rose Shanis & Co., a Maryland general partnership, and Stephen Corp., a Maryland corporation (collectively, "Rose Shanis"), pursuant to an Asset Purchase Agreement dated November ___, 1997, and all Exhibits and Schedules attached thereto (the "Agreement"), among Mason-Dixon, Rose Shanis, and all of the Owners of Rose Shanis. All capitalized terms used in this letter that are not otherwise defined herein shall have the meanings set forth in the Agreement.

                  In our capacity as counsel to Mason-Dixon and the Subsidiaries and for purposes of this opinion, we have examined the following documents:

                  1.  The  Agreement  and  the  other   documents   executed  in
connection therewith (collectively, the "Purchase Documents").

                  2. A copy of the Articles of Incorporation and Bylaws of Mason-Dixon;

                  3. A copy of the Articles of Organization and Operating Plan of Consumer Finance Subsidiary;

                  4. A copy of the Articles of Organization and Operating Plan of Insurance Agent Subsidiary;

                  5. Copies of the resolutions adopted by the Board of Directors of Mason- Dixon in connection with the Purchase, certified by Mason-Dixon's Secretary;

                  6. Copies of the records of the proceedings of, and of actions taken by, the single member of Consumer Finance Subsidiary with respect to the Purchase;

                  7. Copies of the records of the proceedings of, and actions taken by, the single member of Insurance Agent Subsidiary with respect to the Purchase;

                  8. A Certificate of Good Standing from the Maryland State Department of Assessments and Taxation ("SDAT") dated November __ , 1997, to the effect that Mason-Dixon is duly incorporated and is an existing corporation in Maryland;

                  9. A Certificate of Good Standing from SDAT dated November __, 1997, to the effect that Consumer Finance Subsidiary is a limited liability company existing under the laws of the State of Maryland and is in good standing to transact business in the State of Maryland;

                  10. A Certificate of Good Standing from SDAT dated November __, 1997, to the effect that Insurance Agent Subsidiary is a limited liability company existing under the laws of the State of Maryland and is in good standing to transact business in the State of Maryland;

                  11. A Certificate of Mason-Dixon, Consumer Finance Subsidiary, and Insurance Agent Subsidiary with respect to Mason-Dixon's representations in the Agreement and with respect to certain facts concerning Mason-Dixon, Consumer Finance Subsidiary and Insurance Agent Subsidiary (the "Certificate").

                  In basing the opinions and other matters set forth herein on "our knowledge," the words "our knowledge" signify that, in the course of our representation of Mason-Dixon and the Subsidiaries in matters with respect to which we have been engaged by Mason-Dixon and the Subsidiaries as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have recently worked on matters on behalf of Mason-Dixon and the Subsidiaries.

                  In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

                           (a) each of the  parties  to the  Purchase  Documents
(other than Mason- Dixon and the Subsidiaries) has duly and validly executed and delivered each instrument, document, and agreement executed in connection with the Purchase to which such party is a signatory, and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms;

                           (b)  each  person   executing  any  such  instrument,
document, or agreement on behalf of any such party (other than Mason-Dixon and the Subsidiaries) is duly authorized to do so;

                           (c)   each   natural   person   executing   any  such
instrument, document, or agreement is legally competent to do so;

                           (d) there are no oral or written  modifications of or
amendments to the Purchase Documents, and there has been no waiver of any of the provisions of the Purchase Documents, by actions or conduct of the parties or otherwise;

                           (e) all  documents  submitted to us as originals  are
authentic, all documents submitted to us as certified or photostatic copies conform to the original document, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

                  Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

                  1. Mason-Dixon is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland. Mason-Dixon has the corporate power and authority necessary to own and operate its properties and carry on its business as now conducted by it, to enter into the Agreement, and to consummate the Transactions and to take all other actions required to be taken by it. The execution and delivery of the Purchase Documents and performance by Mason-Dixon of the obligations under the Purchase Documents and all other documents executed in connection therewith have been duly and properly authorized by Mason-Dixon's Board of Directors in full compliance with its Articles of Incorporation, Bylaws and the corporation laws of the State of Maryland.

                  2. Each of the Subsidiaries is a limited liability company duly organized and validly existing in good standing under the laws of the State of Maryland. Each of the Subsidiaries has the full power and authority to own and operate its properties and to carry on its business as and where such business is now conducted, to execute, acknowledge, seal and deliver the Purchase Documents and to consummate the Transactions contemplated by the Purchase Documents. The execution and delivery of the Purchase Documents and performance by each of the Subsidiaries and all other documents executed in connection therewith have been duly authorized by all necessary action in full compliance with each Subsidiaries' Articles of Organization, Operating Plan, and the limited liability company laws of the State of Maryland.

                  3. The Purchase Documents, including the Assumption Agreements, have been duly executed and delivered by Mason-Dixon and the Subsidiaries and constitute the valid and legally binding obligations of each, enforceable against Mason-Dixon and the Subsidiaries in accordance with its terms, subject to the following:

                           i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally; and

                           ii)      the  exercise  of  judicial   discretion  in
                                    accordance   with  general   principles   of
                                    equity.

                  4. Based upon the Certificate and our knowledge, the execution and delivery of the Purchase Documents and performance of the obligations under the Purchase Documents, and the fulfillment of and compliance with the terms and conditions of the Purchase Documents do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision in Mason-Dixon's

Articles of Incorporation or Bylaws, (ii) any judgment, decree or order of any court or governmental authority or agency to which Mason-Dixon is a party or by which Mason-Dixon or any of its properties is bound, or (iv) any statute, law, regulation or rule applicable to Mason-Dixon, so as to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Mason-Dixon.

                  5. Based upon the Certificate and our knowledge, Mason-Dixon and Subsidiary have taken all actions, and obtained all consents, approvals, authorizations, and made all required filings with all governmental authorities which is required for the execution and delivery by them of the Purchase Documents.

                  6. Based upon the Certificate and our knowledge, Mason-Dixon has the financial capacity to consummate the Transactions and pay the Purchase Price.

                  7. Based upon the Certificate and our knowledge, there is no litigation, claim, arbitration, proceedings, or governmental investigation pending challenging Mason-Dixon's right to perform under the Purchase Documents to which Mason-Dixon is a party, or, based on our knowledge, threatened against Mason-Dixon.

                  We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland and the laws of the United States of America. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland and the United States of America as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

                  The opinions expressed in this letter are solely for your use and these opinions may not be relied on by any other persons without prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

                           Very truly yours,

                           Gordon, Feinblatt, Rothman,
                           Hoffberger & Hollander, LLC


                           By:__________________________
                           Carla Stone Witzel, Member

                                  EXHIBIT 7.2.4

                              ASSUMPTION AGREEMENT

                  THIS ASSUMPTION AGREEMENT (the "Agreement") is made this _____ day of ______________, 1997, by and between Rose Shanis & Co., Inc., Rose Shanis Sons, Inc., Rose Shanis & Co. and Stephen Corp. (collectively "Seller"), Mason-Dixon Bancshares, Inc. ("Mason-Dixon) and _____________ ("Purchaser"), pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") dated _______, 1997, by, among others, Seller and Purchaser, involving the sale of substantially all of the assets of the Seller (the "Assets"). Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Asset Purchase Agreement.

                  WHEREAS, pursuant to the Asset Purchase Agreement, Seller has agreed to transfer to Purchaser the Assets used by Seller in its business in exchange for, among other things, the assumption of certain of the Seller's liabilities and obligations;

                  WHEREAS, Mason-Dixon owns Purchaser and desires to guaranty Purchaser's performance of the assumed liabilities;

                  NOW, THEREFORE, in consideration of the transfer to Purchaser of the Assets, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Seller, Purchaser and Mason-Dixon agree as follows:

                  1. Assumption of Obligations. Subject to the terms of this Agreement, effective on the date hereof, Purchaser, for itself and its successors and assigns, hereby covenants and agrees to assume and accept those debts, liabilities and obligations of Seller as are listed or described on Schedule A to this Agreement (the "Assumed Liabilities").

                  2. Indemnification. Purchaser shall defend, indemnify and hold Seller and the Owners harmless against and from any and all liability to any person, firm, corporation, political subdivision, or other entity for any failure of Purchaser to pay the Assumed Liabilities.

                  3. Representations of Seller. All representations and warranties of Seller relating to the Assumed Liabilities contained in the Asset Purchase Agreement are hereby incorporated by reference herein. Seller hereby further represents and warrants to Purchaser that, as of the effective date of this Agreement, Seller has not received notice of any default by Seller in connection with the Assumed Liabilities, and to the best of Seller's knowledge, information and belief, Seller is not in default in connection with the Assumed Liabilities.

                  4. Further Assurances. The parties agree that they will take whatever action or actions are found to be reasonably necessary from time to time to effectuate the provisions and intent of this Agreement, and, to that end, the parties agree that they will execute any further documents or instruments which may be necessary to give full force and effect to this Agreement or to any of its provisions.

                  5. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                  6. Severability. In case any of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

                  7. Amendment. This Agreement may not be amended or terminated orally but only as expressly provided herein or by an instrument in writing duly executed by all of the parties.

                  8. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one agreement.

                  9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

                  10. Mason-Dixon's Guaranty. Mason-Dixon unconditionally and irrevocably guarantees to Seller and the Owners the full and timely performance by Purchaser of all obligations to be performed by Purchaser hereunder, including, but not limited to, the payment by Purchaser of the Assumed Liabilities. Mason-Dixon shall defend, indemnify and hold Seller and the Owners harmless against and from any and all liability to any person, firm, corporation, political subdivision, or other entity for any failure of Purchaser to pay the Assumed Liabilities.

                  IN WITNESS WHEREOF, Seller and Purchaser have each executed under seal this Assumption Agreement or caused it to be executed under seal on its behalf by its duly authorized representatives, as of the day and year first written above.

                                      -----------------------------
                                      By:________________________________(SEAL)


                                      ROSE SHANIS & CO., INC.


                                      By:________________________________(SEAL)


                                      ROSE SHANIS SONS, INC.


                                      By:________________________________(SEAL)

                                      STEPHEN CORP.


                                      By:________________________________(SEAL)


                                      ROSE SHANIS & CO.


                                      By:________________________________(SEAL)
                                      Trustee, Ely Shanis Trust,
                                      General Partner


                                      By:________________________________(SEAL)
                                      Trustee, Bernice Shanis Trust,
                                      General Partner


                                      By:________________________________(SEAL)
                                      Norman J. Glick, General Partner


                                      By:________________________________(SEAL)
                                      Susan M. Glick, Personal
                                      Representative of the Estate
                                      of Stephen J. Glick, General Partner



                                      MASON-DIXON BANCSHARES, INC.


                                      By:________________________________(SEAL)
                                      Thomas K. Ferguson, President

                                   SCHEDULE A
                             TO ASSUMPTION AGREEMENT


                               ASSUMED LIABILITIES